                                                                  EXHIBIT 10.13


                         Aurora Biosciences Corporation

                                AMENDMENT NO. 1
                                       TO
                                    SUBLEASE

        This AMENDMENT NO. 1 TO SUBLEASE is made and entered into as of the 31st day of August, 1996, by and between TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership ("Sublessor") and AURORA BIOSCIENCES CORPORATION, a Delaware corporation ("Sublessee");

                           W I T N E S S E T H; That

        WHEREAS, Sublessee and Sublessor are parties to a certain Sublease dated May 29, 1996 (the "Initial Sublease") concerning the premises described therein (the "Initial Premises"); and

        WHEREAS, Sublessor is also a party to a Sublease dated June 26, 1996 (the "Initial Sequana Sublease") with Sequana Therapeutics, Inc. ("Sequana"); and

        WHEREAS, Sublessee wishes to utilize a portion of the premises covered by the Initial Sequana Sublease, and Sequana agrees to permit such use; and

        WHEREAS, both the Initial Sublease and the Initial Sequana Sublease shall be modified to accommodate such use of space;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants, the mutual benefits hereof and other good and valuable consideration, receipt whereof is hereby acknowledged do hereby agree as follows:

                1. Premises (See Paragraph 4 of Initial Sublease). After the Effective Date, the term Subleased Premises shall be those premises situated in the City of San Diego, County of San Diego, State of California in the building commonly known as 11149 North Torrey Pines Road (the "Building"), consisting of 21,437 square feet located on the second floor, the utility room of 343 square feet on the first floor and the library of 465 square feet (the "Library"), all as more particularly shown on Exhibit A annexed hereto. The Library has been added to the initial subleased premises as defined in the Initial Sublease.

                2. Rent (See Paragraph 3.3 of Initial Sublease). After the Effective Date, the Basic Rent shall be as follows:

9/1/96 to 6/30/97          $55,612.50 ($2.50 per square foot) per month NNN
7/1/97 to 6/30/98          $57,169.65 ($2.57 per square foot) per month NNN
7/1/98 to 6/30/99          $58,949.25 ($2.65 per square foot) per month NNN
7/1/99 to 10/15/99         $60,728.85 ($2.73 per square foot) per month NNN.

                3. Pro Rata Share (See Paragraph 3.3 of Initial Sublease). After the Effective Date, Sublessee's pro rata share for purposes of calculating Additional Rent shall be 51.88% of the Building and 18.56% of the Project.

                4. Rentable Area (See Paragraph 3.3 of Initial Sublease). After the Effective Date, the Rentable Area of the Subleased Premises shall be 22,245 square feet, and shall not be subject to remeasurement.

                5. Effective Date; Obligations to Sequana This Amendment shall be effective as of October 1, 1996 (the "Effective Date"). Any use of the Library prior to that date shall be resolved between Sublessee and Sequana, Sublessor being released from all responsibility with respect thereto and Sublessee agreeing to indemnify, defend and hold Sublessor harmless with respect thereto.

                6. Continuing Validity of Initial Sublease. In all respects, except as expressly modified by this Amendment No. 1, the Initial Sublease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their respective, duly authorized officers or agents to execute this Agreement.

SUBLESSOR:                                  SUBLESSEE:

TORREY PINES SCIENCE CENTER                 AURORA BIOSCIENCES CORPORATION,
LIMITED PARTNERSHIP                         a Delaware corporation
By:   Slough-Torrey Pines Science Center,
      Inc., General Partner

                                            By:  [SIG]
                                               ---------------------------------
                                               Its: Chairman, CEO and President
                                                   -----------------------------
By: [SIG]
   --------------------------------
   Its:  Vice President
       ----------------------------

                            CONSENT BY MASTER LESSOR

The undersigned Master Lessor under the Lease referred to in the Initial Sublease hereby consents to this Amendment No. 1 and the effectuation of the transactions contemplated hereby.

MASTER LESSOR:
TORREY PINES CENTRE ASSOCIATES
a California Limited Partnership

By: Nexus Properties, Inc.
    a California corporation
    Its General Partner


By:  MICHAEL J. REIDY
   -------------------------
   Michael J. Reidy, CEO

                                   EXHIBIT A


                                   FLOOR PLAN

                                    EXHIBIT A

                                   FLOOR PLAN

                                    SUBLEASE


1.       PARTIES.

         THIS SUBLEASE (the "Sublease") is entered into as of May 29, 1996, by and between TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership ("Sublessor"), and AURORA BIOSCIENCES CORPORATION, a Delaware corporation ("Sublessee"), as a Sublease under the Lease dated March 1, 1989 (as amended or otherwise modified from time to time, the "Lease"), entered into by NEXUS CENTRE/TORREY PINES ("Master Lessor"), as Landlord, and Sublessor, as Tenant [by assignment from Gemini Science. Inc. ("Gemini")]. Capitalized terms used herein and not otherwise defined herein shall have the meanings as provided in the Lease. A copy of said Lease is attached hereto, marked Exhibit A.

2.       MASTER LEASE.

         This Sublease shall be subject to and subordinate to all of the terms and provisions of the Lease, and Master Lessor shall have all rights in respect of the Lease and the Subleased Premises (defined below) as set forth therein. Sublessee and Sublessor agree not to commit or permit to be committed any act or omission which shall violate any terms or conditions of the Lease. Except for payments of rent under Article 5 of the Lease (which payments shall be made by Sublessor), and, except as otherwise provided in Section 3 hereof, Sublessee hereby assumes and agrees to perform for Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations under the Lease insofar as they relate to the Subleased Premises (hereinafter the "Assumed Obligations"), which accrue during the term of this Sublease.

3.       PROVISIONS CONSTITUTING SUBLEASE.

         3.1 Except as otherwise provided in this Sublease (including, but not limited to, Paragraph 11), all of the terms and provisions of the Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the Landlord in the Lease, the Sublessee being substituted for the Tenant in the Lease and the Subleased Premises being substituted for the Premises in the Lease. It is expressly agreed that the provisions hereof do not release Master Lessor from any of its obligations under the Lease.

         3.2  Notwithstanding the foregoing:

              (a) The following Paragraphs of the Lease are not incorporated herein: 1, 2, 3, 4, 5, 6, 7.3(a), 8, 11, 12.1, 24.10, 31, 42, 43 and 44.

              (b) Pursuant to Paragraph 41.7 of the Lease, certain testing is to be effected at commencement and termination thereof, with the tenant obligated to effect remediation of contamination which occurred by reason of its use. Certain tests (the "Gemini Tests") are being effected in conjunction with Gemini's relinquishment of the entire premises subject to the Lease as of the commencement date hereof, including the Subleased Premises; for purposes hereof, the condition of the Subleased Premises as of the commencement date hereof shall be that established by the Gemini Tests, modified only to the extent of any subsequent documented remediation. The testing to be performed at the expiration or termination of the Sublease shall be substantially the same as the Gemini Tests.

              (c) In the event of the termination, without fault of Sublessor, of Sublessor's interest as Tenant under the Lease prior to the expiration of this Sublease, then this Sublease shall terminate coincidentally therewith without any liability to Sublessor. To the extent that the Lease grants Sublessor any discretionary right to terminate the Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall not exercise such right during the term of this Sublease without the consent of Sublessee; provided, however, that Sublessor shall be free to exercise any such right if Sublessee is in default of any provision hereof. Furthermore, Sublessor shall not otherwise negotiate any termination or other modification of the Lease which has an adverse effect on Sublessee without the consent of Sublessee.

              (d) Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublessor or which Sublessor may pay or incur to the extent caused by (i) a breach of this Sublease by Sublessee (including, but not limited to, amounts due Master Lessor and damages under the Lease), (ii) any violation of law by Sublessee or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Subleased Premises, (iii) the negligence or willful misconduct of Sublessee or its Agents, or (iv) any acts or omissions of Sublessee. Sublessor shall indemnify, defend, protect, and hold Sublessee harmless from and against all actions, claims which may be brought or made against Sublessee or which Sublessee may pay or incur to the extent caused by (i) a breach of this Sublease or the Lease by Sublessor, or (ii) the negligence or willful misconduct of Sublessor or its Agents, Sublessee and Sublessor shall promptly deliver to the other party copies of all notices with reference to the Subleased Premises.

         3.3 For the purposes of incorporating the terms and provisions of the Lease into this Sublease, the Lease is hereby amended as follows (references are to Sections of the Lease):

    Section                                  Comments

5.4 and 7.3(a)     To the extent that charges for items included as Additional
                   Rent have been assessed with respect to the entire Building or Project, Sublessee's pro-rata portion of such charges shall be calculated as 50.80% of the Building and 18.17% of the Project.

8.1 and 2.1.3      The "Rentable Area" of the Subleased Premises is 21,780
                   square feet, and shall not be subject to remeasurement.

10.2               The reference in Paragraph 10.2 of the Lease to Paragraph
                   2.1.9 of the Lease shall, instead, be a reference to Paragraph 8 of this Sublease.

10.8 Sublessee shall have the right to install a sign on the face of the Building at Sublessee's sole cost and expense, as approved by Master Lessor and the City of San Diego, and shall be allocated 14% of the middle portion of the monument sign.

15.2 Sublessee shall have the non-exclusive use of 77 of the parking spaces serving the Building.

21 All insurance required to be, or actually, carried by Sublessee shall also protect Master Lessor and Sublessor, including same as additional, named or defined insureds. All waivers of subrogation, waivers or releases of liability and indemnifications provided by Sublessee and Master Lessor set forth in either the Lease or this Sublease shall inure to the benefit of all of the other parties hereto.

21.3 Insurance coverage of Sublessee shall be $10,000,000. Master Lessor, Sublessor and Gemini shall be named as additional insureds on the liability insurance and any other insurance required to be carried under the Lease; additionally, Sublessor and Gemini shall be additional insureds under, and have the benefit of any waivers of subrogation of, any insurance required to be, or actually, carried by Master Lessor pursuant to the Lease.

         All references to the Work Letter shall be deleted.

4.       PREMISES.

         4.1 Sublessor hereby leases to Sublessee and Sublessee hereby leases from said Sublessor, the following described premises (the "Subleased Premises") situated in the City of San Diego, County of San Diego, State of California: approximately 21,437 square feet located on the second floor and the Utility Room of approximately 343 square feet on the first floor of the building commonly known as 11149 North Torrey Pines Road (the "Building"), all as more particularly shown in Exhibit B hereto. Said Utility Room and the equipment which it contains (including steam generating and air filtration equipment) services all of Sublessor's premises in the Building; Sublessee's use of the Utility Room and equipment therein is non-exclusive and subject to the reasonable use by Sublessor and other sublessees of Sublessor.

         4.2 Sublessor shall, in common with all tenants of the Project, on a non-exclusive basis, have reasonable access to, and the right to reasonable use of, the common loading and on the first floor of the Building, all subject to the requirements, rights, rules and regulations of Master Lessor.

5.       TERM.

         5.1 The term of this Sublease shall be for a period commencing on July 1, 1996 and ending on October 15, 1999, unless sooner terminated or as extended pursuant to any provision hereof or of the Lease.

         5.2 Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Subleased Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Subleased Premises to Sublessee by October 1, 1996, then, until Sublessor shall tender the Subleased Premises, Sublessee may, at Sublessee's option, by notice in writing to Sublessor, cancel this Sublease. If this Lease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

         5.3 In the event that Sublessor shall permit Sublessee to occupy the Subleased Premises prior to the commencement date of the term of this Sublease, such occupancy shall be subject to all of the provisions of this Sublease, including, but not limited to, payment of Rent and procurement of insurance. Said early possession shall not advance the termination date of this Sublease.

6.       RENT.

         Sublessee shall pay to Sublessor as rent for the Subleased Premises, basic rental ("Basic Rent") plus certain additional rental ("Additional Rent"), all as provided below. Basic Rent, Additional Rent, and any other charges due hereunder or under the Lease are hereinafter referred to collectively as "Rent."

         6.1 Sublessee shall pay Sublessor equal monthly installments of Basic Rent, in advance, on the first day of each month of the term hereof, as set forth in Paragraph 1 of the Addendum attached hereto and incorporated herein by this reference (the "Addendum").

         6.2 Sublessee shall also pay in addition to Basic Rent, with respect to the Subleased Premises, Additional Rent (as such term is defined in Section
5.4 of the Lease), excluding rental adjustments pursuant to Paragraph 6 of the Lease.

         6.3 To the extent that Additional Rent due under the Lease is payable on a monthly basis pursuant to the Lease, such Additional Rent shall be paid to Sublessor as and when Basic Rent is paid. To the extent that Additional Rent is billed from time to time to Sublessor by Master Lessor, such Additional Rent shall be paid by Sublessee to Sublessor within fifteen (15) days after Sublessee's receipt of an invoice therefor. All Rent shall be paid to Sublessor at the address specified for Sublessor below, or to such other person or to such other place as Sublessor may from time to time designate in writing. To the extent that Additional Rent is payable on an estimated basis pursuant to the Lease, the Additional Rent due hereunder shall be adjusted between the parties (with appropriate reimbursements ) when the actual Additional Rent due under the Lease has been determined.

         6.4 Sublessee shall pay Sublessor upon the execution hereof the sum of Fifty-Four Thousand Four Hundred Fifty Dollars ($54,450.00) as rent for July, 1996. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset or abatement, except as specifically set forth herein, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

7.       SECURITY DEPOSIT.

         Sublessee shall deposit with Sublessor upon execution hereof the sum of Fifty-Four Thousand Four Hundred Fifty Dollars ($54,450.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease or the Lease, Sublessor may use, apply or retain all or any portion of said deposit to cure any such default, for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by all, or any portion, of said deposit, and may exercise any and all other remedies. Sublessee shall, within ten (10) days after written demand, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated. Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may, at its option, terminate this Sublease and pursue all of its other remedies therefor. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Sublessor, shall be returned with interest, to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) within ten (10) days after the expiration of the term hereof, or after Sublessee has vacated the Subleased Premises, whichever is later. Notwithstanding the foregoing, Sublessee shall have the option to deposit with Sublessor in lieu of, or as replacement for, the security deposit an irrevocable (for a period continuing for 10 days beyond the termination hereof) stand-by letter of credit with payment conditioned only upon presentation of a sight draft and a certificate asserting a default of Sublessee hereunder, in form and substance reasonably satisfactory to, and issued by a bank reasonably acceptable to, Sublessor.

8.       USE.

         The Subleased Premises shall be used and occupied only for Research & Development, laboratory, administrative offices and any other lawful uses permitted by the Scientific Research (SR) Zone and other governmental regulation.

9.       INSPECTION OF PROPERTY.

         Sublessee has inspected said Property and has determined that it is suitable for Sublessee's purposes. Sublessor hereby warrants that all building systems (including the HVAC mechanical and plumbing systems) serving the Subleased Premises shall be in good operating order and condition upon delivery of the Subleased Premises to Sublessee. Neither Sublessor, Master Lessor, Gemini nor Broker has made any representations as to the condition of the Subleased Premises or the suitability for the conduct of Sublessee's business.

10.      CONSENT OF MASTER LESSOR.

         If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Lease, including without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor, independently, shall have the same rights of approval or disapproval as Master Lessor has under the Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor, and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf and Sublessor shall use commercially reasonable efforts to obtain such consent, unless Sublessor and Master Lessor agree that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required.

11.      SUBLESSOR'S OBLIGATIONS.

         11.1 With respect to any service or the performance of any obligation (including, but not limited to, maintenance of insurance), maintenance or any other act (collectively "Master Lessor Obligations") that is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be responsible for the performance of any of same or be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the same, nor for the inaccuracy or breach of any representation or warranty of Master Lessor, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease. If notwithstanding Sublessor's reasonable efforts, Sublessee's use of the Subleased Premises is substantially impaired due to Master Lessor's failure to perform any Master Lessor Obligation, upon written request from Sublessee, Sublessor shall either assign Sublessor's rights under the Lease to the extent necessary to permit Sublessee to institute legal proceedings against Master Lessor to obtain the performance of such Master Lessor Obligation, or Sublessor shall itself institute legal proceedings to enforce the performance of such Master Lessor Obligation. In the event that such legal proceedings are required, Sublessor and Sublessee agree to cooperate with each other in good faith in the course and conduct of such legal proceedings (including any settlement thereof).

         11.2 Except as provided in Section 11 and 12 and as expressly otherwise provided herein, Sublessor shall have no other obligations to Sublessee with respect to the Subleased Premises or the performance of the Master Lessor Obligations.

12.      TENANT IMPROVEMENT ALLOWANCE.

         Sublessor shall reimburse Sublessee for the construction of certain tenant improvements as set forth in Paragraph 2 of the Addendum. Sublessor shall have no further obligation with respect to improvement of the Subleased Premises.

13.  COMMISSION.

         Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby, except for brokerage services rendered by John Burnham & Company ("Burnham") to Sublessor. Sublessor shall pay directly to Burnham its fees due on account thereof, in accordance with its listing agreement. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's reasonable attorneys' fees.

14.      COUNTERPARTS.

         This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


Address: 33 W. Monroe Street            TORREY PINES SCIENCE CENTER
         Suite 2610                     LIMITED PARTNERSHIP
         Chicago, Illinois 60603        By: Slough-Torrey Pines Science Center,
                                            Inc., General Partner

                                                 By:    D. L. BEAN
                                                    ---------------------------
                                                    Its Vice President
                                                        -----------------------

Address: 11149 N. TORREY PINES ROAD      AURORA BIOSCIENCES CORPORATION,
         -----------------------------   a Delaware corporation
         La Jolla, CA 92037
         -----------------------------

                                        By:  [SIG]
                                           -------------------------------
                                           Its  President
                                              ----------------------------

CONSENT BY MASTER LESSOR. The undersigned Master Lessor under the Lease in Exhibit A, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

MASTER LESSOR:

NEXUS CENTRE/TORREY PINES,
 a California Limited Partnership

By: Nexus Development Corporation
    -- Southern Division, a California
    corporation
    Its General Partner

By:  MICHAEL J. REIDY
   ----------------------------------
     Michael J. Reidy, President

                ADDENDUM TO SUBLEASE AGREEMENT DATED MAY 29,1996
       BY AND BETWEEN TORREY PINES SCIENCE CENTER LIMITED PARTNERSHIP AND
                  AURORA BIOSCIENCES CORPORATION (SUBLESSEE).


1. BASIC RENT: Sublessee shall pay basic rent according to the following rent schedule:

         7/1/96 (or such earlier or later  $54,450.00 ($2.50 per square foot) per month NNN date as contemplated pursuant
           to the Sublease) to 6/30/97
         7/1/97 to 6/30/98                 $55,974.60 ($2.57 per square foot) per month NNN
         7/1/98 to 6/30/99                 $57,717.00 ($2.65 per square foot) per month NNN
         7/1/99 to 10/15/99                $59,459.40 ($2.73 per square foot) per month NNN

2. Tenant Improvement Allowance: Sublessor will also provide up to $5,000 for tenant improvements for separating the premises for Aurora Biosciences Corporation's occupancy.

                                     LEASE



         THIS LEASE is made as of the 1st day of March, 1989, by and between Nexus Centre/Torrey Pines, A California Limited Partnership (hereinafter called "Landlord"), and Gemini Science, Inc., a California corporation (hereinafter called "Tenant").

    1.   Lease Premises.

         1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (hereinafter called the "Demised Premises") consisting of the entirety of the second floor and a portion of the first floor of the smaller of two buildings to be constructed in Nexus Centre/Torrey Pines at the address set forth below (hereinafter called the "Building"). The two buildings, the real property upon which the buildings are located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto are hereinafter collectively referred to as the "Project", the site plan for which is attached hereto as Exhibit "A". All exterior portions of the Project which are for the non-exclusive use of tenants of the Project, including without limitation roadways, driveways, sidewalks, parking areas, and landscaped areas, are hereinafter referred to as "Common Area".

    2.   Basic Lease Provisions.

         2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

              2.1.1 Address of the Building: Building No. 2 of Nexus Centre-Torrey Pines, North Torrey Pines Road, San Diego, California, to be one of two buildings (Building No. 1, consisting of approximately 76,701 square feet, and Building No. 2, consisting of approximately 43,805 square feet) located on real property legally described as Parcel 1 of Map No. 14129, Recorded January 27, 1986.

              2.1.2 Designation of Tenant's Building: Building No. 2 Floor(s): The Entirety of the Second Floor and a
                              Portion of the First Floor
                              Suite(s): 100 and 200

              2.1.3         Rentable Area: 26,383 sq. ft.

              2.1.4 Basic Annual Rent: $649,021.80 ($2.05 per square foot per month of Rentable Area, subject to adjustment pursuant to Sections 5.2, 5.3 and 5.4 and
                            Article 6 hereof)

              2.1.5 Monthly Rental Installments: $54,085.15 ($2.05 per square foot per month of Rentable Area, subject to adjustment pursuant to Sections 5.2, 5.3 and 5.4 and
                            Article 6 hereof)

              2.1.6 Tenant's Pro Rata Share: 61.54% of the Building and 22% of the Project (subject to adjustment)

              2.1.7         (a)  Scheduled Term Commencement Date: October 1,
                                 1989

                           (b)   Term Expiration Date:
                                 Ten (10) years from the
                                 Term Commencement Date (subject to option to extend)

              2.1.8 Security Deposit: None, but see Section 5.1 regarding prepaid rent

              2.1.9 Permitted Use: Research and development, laboratory, headquarters and administrative offices related to research and development, and any other lawful uses permitted by the Scientific and Research (SR) Zone and other governmental regulation

              2.1.10        Address for Rent Payment and Notices to Landlord:

                            Nexus Centre/Torrey Pines Associates
                            c/o Nexus
                            Development Corporation
                              - Southern Division
                              9373 Towne Centre Drive, Suite 200
                              San Diego, California 92121

                            Addresses for Notices to Tenant:

                            Gemini Science, Inc.
                            3333 North Torrey Pines Court, Suite 120
                            La Jolla, California 92037
                            Attn:    Mr. Toshihiko Maruoka

                            Gemini Science, Inc.
                            600 3rd Avenue, 21st Flr (Kirin U.S.A.)
                            New York, New York 10016
                            Attn:    Mr. Yoshinari Kumagai

                            With copy to:

                            Pettit & Martin
                            Attn:    Joel S. Marcus, Esq.
                            355 South Grand Avenue
                            Thirty-Third Floor
                            Los Angeles, California 90071

              2.1.11 The following Exhibits are attached hereto and incorporated herein: "A", "B", "D", "E", "F", and "G".

    3.   Term.

         3.1 This Lease shall take effect upon the date of execution hereof by both parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by both parties hereto.

         3.2  The approximate term of this Lease is as set forth in Section
2.1.7. The actual term of this Lease will be that period from the actual Term Commencement Date as defined in Section 4.1 below through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

    4.   Possession and Commencement Date.

         4.1 The "Term Commencement Date" shall be the date Landlord tenders possession of the Demised Premises to Tenant with the Tenant Improvements (as defined in the work letter attached hereto as Exhibit "B", hereinafter the "Work Letter") Substantially Completed (as defined in the Work Letter). Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the Term Commencement Date (and of the Term Expiration Date) when such is established in the form of Exhibit "F" and shall attach it to this Lease as Exhibit "F-1"; however, failure to execute and deliver such acknowledgment shall not affect Tenant's liability hereunder.

         4.2 Landlord shall use its best efforts to tender possession of the Demised Premises to Tenant on the Scheduled Term Commencement Date as set forth in Section 2.1.7(a) (and as defined in the Work Letter), with the Tenant Improvements Substantially Completed (as defined in the Work Letter). Tenant agrees that in the event Landlord fails to tender possession of the Demised Premises with Tenant Improvements Substantially Completed on or before the Scheduled Term Commencement Date, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as set forth in the Work Letter. In such event, however, Tenant shall not be liable for any Basic Annual Rent or Operating Expenses (as defined below) until the Term Commencement Date set forth in Section 4.1.

    5.   Rent.

         5.1 Tenant agrees to pay Landlord as "Basic Annual Rent" for the Demised Premises the sum set forth in Section 2.1.4, subject to adjustments as set forth in Sections 5.2, 5.3 and 5.4 and Article 6. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.5, subject to adjustments as set forth in Sections 5.2, 5.3 and 5.4 and Article 6, each in advance on the first day of each and every calendar month during the term of this Lease, except that two month's rent shall be prepaid upon the execution hereof ("Prepaid Rent"). The Prepaid Rent shall be applied as a credit against the amounts of Basic Annual Rent otherwise due in respect of the first and second months of the lease term.

         5.2 Basic Annual Rent shall be adjusted, if necessary, so that the monthly installments shall be equal to $2.05 per month multiplied by the square feet of the Rentable Area of the Demised Premises (including the Rentable Area of Tenant's Pro Rata Share of the equipment vault located adjacent to the Building), as remeasured upon Tenant's occupancy of the Demised Premises if such remeasurement is requested by Tenant as set forth in Section 8.

         5.3 Notwithstanding the forgoing Section 5.1, Basic Annual Rent but not Additional Rent as defined in Section 5.4 shall be waived and shall not be payable during the third (3rd) through the eighth (8th) months of the term, and shall commence on the first day of the ninth (9th) month of the term.

         5.4 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share (as set forth in Section 2.1.6, subject to adjustment) of Operating Expenses as provided in Article 7, and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

         5.5 Basic Annual Rent and Additional Rent shall together be denominated "Rent." Rent shall be paid to Landlord, without abatement, deduction, or offset except as set forth in this Lease, in lawful money of the United States of America, at the office of Landlord as set forth in Section
2.1.10 or to such other person or at such other place in the City of San Diego as Landlord may from time to time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period and shall be paid at the then current rate for such fractional month.

    6.   Rental Adjustments.

         6.1 The Basic Annual Rent shall be subject to annual upward adjustment in proportion to rises in the Consumer Price Index as provided within this
Article 6. The first such adjustment shall become effective commencing with that monthly rental installment which is due on or after the first anniversary of the Term Commencement Date and subsequent adjustments shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect. By way of example, if the Term Commencement Date is October 1, 1989, the first such adjustment shall become effective on October 1, 1990; if the Term Commencement Date is October 2, 1989, the first such adjustment shall become effective on November 1, 1990.

         6.2  The Basic Annual Rent shall be adjusted upward as follows:

              (a) The "Base Month" for purposes of each Rent adjustment shall be that month which is fifteen (15) months prior to the month in which the Rent adjustment occurs, and the "Comparison Month" shall be that month which is three
(3) months prior to the month in which the Rent adjustment occurs.

              (b) As used in this subsection, the term "Consumer Price Index" means the Consumer Price Index (all items) for all wage earners and clerical workers in the Long Beach/Anaheim/Riverside metropolitan area (1982/84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982/84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982/84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index at least once a month, then the successor or most nearly comparable index thereto so selected by Landlord shall be used.

              (c) In the event that the Consumer Price Index for the Comparison Month exceeds the Consumer Price Index for the Base Month, the Basic Annual Rent then payable (as increased by previous adjustments under this Section 6) shall be multiplied by a fraction, the numerator of which is the Consumer Price Index figure for the Comparison Month, and the denominator of which is the Consumer Price Index figure for the Base Month. Such amount as calculated shall be the Basic Annual Rent to be paid until the next date for adjustment hereunder.

              (d) Notwithstanding any of the foregoing to the contrary, Basic Annual Rent shall not be increased less than three percent (3%) or more than seven percent (7%) per year.

    7.   Operating Expenses.

         7.1  As used herein, the term "Operating Expenses" shall include:

              (a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (but excluding personal property taxes and assessments of other tenants of the Project) including amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Buildings as well as any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building, and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord after the first two years of the term of this Lease in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Tenant shall have the right to insist that Landlord contest any particular tax or governmental imposition at Tenant's cost and expense.

              (b) Costs of maintenance and repairs to the structural and exterior portion of the Building and the Common Areas, including roof, foundations, floors, beams, masonry walls, and load-bearing partitions, and to the heating, ventilation, air conditioning, plumbing, fire sprinkler, electrical, elevator, and window systems, except to the extent of the warranties set forth in the Work Letter.

              (c) Except as set forth in Section 7.2 below, all other costs paid or incurred by Landlord which, in accordance with accepted principles of sound accounting practice as applied to the operation and maintenance of first class buildings, are properly chargeable to the maintenance and operation of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project in first class condition, costs of utilities furnished to the Common Areas, sewer fees, trash collection, cleaning (including windows), maintenance of landscape and grounds (including the cost of maintaining the entryway to the science park of which the project is a part under applicable reciprocal easement and access agreements), maintenance of drives and parking areas, reasonable and customary security services, maintenance, repair, and replacement of reasonable and customary security devices, building supplies, maintenance, repair, and replacement of equipment utilized for operation and maintenance of the Project, insurance premiums, portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms, service contracts for work of nature before referenced, costs of services of independent contractors retained to do work of nature before referenced, and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties (but only to the extent the duties are not performed by Tenant) connected with the day-to-day operation and maintenance of Building No. 2 and the Common Areas, and reasonable costs of management services which shall not exceed two and one half percent (2 1/2%) of the Basic Annual Rent due from all tenants of the Project during the first year of the term of the Lease, and five percent (5%) of the Basic Annual Rent due from all tenants of the Project thereafter.

         7.2 As used herein, and notwithstanding the foregoing Section 7.1, the term "Operating Expenses" shall not include:

              (a) Any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or of another tenant of the Project; costs of janitors, maintenance personnel, and all other persons who perform duties connected with the operation and maintenance of the Building and the Common Areas to the extent Tenant retains and pays for such services itself (on the condition Landlord has reasonably approved the level of services and the qualifications of the provider of the services under

Section 16.6 of this Lease); expenses which relate to preparation of rental space for a tenant, expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from maintenance and repairs as set forth in Section 7.1(b) above), any capital repairs, replacements or improvements (as distinguished from maintenance and repairs as set forth in Section 7.1(b) above); expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant or otherwise, but less costs of obtaining such reimbursement); losses which would have been insured losses if Landlord had carried the insurance required of Landlord under this Lease (except for that portion of the loss which would have been part of the deductible); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses and expenses of renovating space for tenants); legal expenses arising out of the initial construction of the Project, Building, Common Areas, or any tenant improvements or for the enforcement of the provisions of any tenant leases other than this one; interest or amortization payments on any mortgage or deed of trust encumbering the Project or any portion thereof (provided that interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph 7.1(a) above); wages, salaries or other compensation paid to any employees of Landlord except as set forth in subparagraph 7.1(c) above; costs of any new improvements added to the Project (as distinguished from repair or replacement of an improvement previously existing on the Project); the cost of any work or service performed for or facilities furnished to a tenant at such tenant's cost; the cost of correcting defects in the construction of the Project or any equipment incorporated therein; any cost or expense representing an amount paid to an entity affiliated in any way with Landlord which is in excess of the amount which would be paid in the absence of such relationship; depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements which are provided for in subparagraph 7.1 above), any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise, taxes of the types set forth within the second to the last sentence of subparagraph 7.1(a) above; and any other expense otherwise chargeable as part of the cost of operation and maintenance but which is not of general benefit to the Project but is primarily for the benefit of one or more specific tenant(s).

              (b) Any increase in real property taxes for any period prior to the termination of the initial term of this Lease caused by a sale or transfer (but only the first such sale or transfer) of the Building or Project (other than a sale to Tenant or an affiliate of Tenant). Such amount of real property taxes which are not included in Operating Expenses shall not be greater than the difference between (i) the amount the taxes would have been if the Building and Project had been fully improved even if they are not yet fully improved at the time of the sale, and (ii) the sale price. For the purposes of this Section 7.2(b) two or more related sales or transfers shall be considered but one sale or transfer, and the provisions of this Section 7.2(b) shall apply to any sale or transfer between Landlord and any entity in any way affiliated with Landlord, but such sale or transfer shall not be considered the "first" sale or transfer. At Landlord's option, Landlord may pay to Tenant at the time of the first such sale of the Building or Project a mutually agreeable sum equal to estimated real property taxes caused by the first such sale for the balance of the initial term of this Lease, in consideration for which Tenant shall execute an amendment to this Lease deleting this Section 7.2(b).

         7.3 Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord's good faith estimate of Tenant's Pro Rata Share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month.

              (a) "Tenant's Pro Rata Share" under this Lease shall mean (i) with regard to the Building, 61.54% of the Rentable Area of the Building, and
(ii) with regard to the Common Area, the Rentable Area of the Demised Premises divided by the Rentable Area of both buildings of the Project.

              (b) Within forty five (45) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement (the "Annual Operating Expense Statement") showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within twenty (20) days of Tenant's receipt of such statement. If the amounts paid by Tenant pursuant to this Section 7.3 exceeds Tenant's Pro Rata Share of Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

              (c) Any amount due under this Section 7.3 for any period which is less than a full month shall be prorated for such fractional month.

              (d) Notwithstanding this Section 7.3, Operating Expenses which can fairly and reasonably be allocated to one or more tenants of the Project shall be so allocated, and shall be separately scheduled on the Annual Operating Expense Statement. Furthermore, once the Project has been subdivided into two lots, expenses attributable to Building No. 1 and to the Common Areas located on the lot underlying Building No. 1 shall not be included in Operating Expenses under this Lease.

         7.4 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to have an employee or outside accountant or other consultant inspect the portion of Landlord's books that are relevant to preparation of the Annual Operating Expense Statement provided any request for such review shall be furnished within sixty (60) days of Tenant's receipt of such statement as to a prior year's statement.

         7.5 Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

    8.   Rentable Area.

         8.1 The "Rentable Area" of the Demised Premises shall be as set forth in Section 2.1.3 of this Lease unless and until Tenant requests a remeasurement of the Demised Premises (and unless and until the Demised Premises are expanded under Section 43, Section 44, or otherwise). Basic Annual Rent (but not the rental rate per square foot) shall be adjusted upward or downward by reason of any later determination that Rentable Area of the Demised Premises differs from the Rentable Area set forth in Section 2.1.3. Rentable Area as adjusted shall also be utilized for computation of Tenant's Pro Rata Share of Operating Expenses for purposes of allocating Operating Expenses among tenants of the Project. Tenant's Pro Rata Share shall be equal to a fraction the numerator of which shall be the Rentable Area of the Demised Premises and the denominator of which shall be the aggregate of the Rentable Area of the Project.

         8.2 In the event Tenant requests a remeasurement of the Demised Premises (and in the event the Demised Premises are expanded under Section 43, Section 44, or otherwise), the Rentable Area of each floor shall be computed by measuring to the inside finished surface of the four exterior glass walls, so long as such glass walls form fifty percent (50%) or more of the vertical floor to ceiling dimension (otherwise measurement is from the outside finished surface of the permanent outer Building walls) provided, in such situations as the floor is served by a balcony, the balcony area is included and measurement is from the centerline of the handrail of such balcony. The full area calculated as before set forth shall be included as Rentable Area without deduction for columns and projections necessary to the Building, except that, in accordance with industry custom, major vertical penetrations which are defined as stairs and elevator shafts and their enclosing walls which serve more than one floor of the Building shall be excluded, provided, however, the term major vertical penetrations shall not be deemed to include stairs and elevator shafts exclusively serving a tenant occupying space on more than one floor. The Rentable Area of the Demised Premises shall also include Tenant's Pro Rata Share of the equipment vault located adjacent to the Building, which is included in the Rentable Area set forth in Section 2.1.3.

         8.3. The Rentable Area of the Building is determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building.

         8.4 The Rentable Area of the Project is the total of Rentable Area of both buildings within the Project.

         8.5 The term "Rentable Area" when applied to Tenant is the approximate area to be occupied by Tenant plus an equitable allocation of Rentable Area within the Building which is not then utilized or expected to be utilized by Tenant or other tenants of the Building, including but not limited to the portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby and mailroom. In making such allocations, consideration will be given to tenants benefited by space allocated such that areas which primarily serve tenants of only one floor, such as corridors and restrooms upon such floor, shall be allocated to that tenant's Rentable Area.

         8.6 Review of allocations of Rentable Areas as between tenants of the Building and the Project may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect and allocations are certified correct by such licensed architect, the parties shall be bound by such certifications.

    9.   [Intentionally Left blank)

    10.  Use.

         10.1 Landlord covenants as a condition of this Lease that it has good marketable fee title to the Demised Premises and the right to make this Lease for the term aforesaid; that the provisions of this Lease do not conflict with or violate the provisions of existing agreements between the Landlord and any third parties; that the Demised Premises and the uses thereof are in conformity with all applicable legal requirements, including, without limitation, zoning and planning ordinances, and do not violate applicable restrictions, if any; and that Landlord will deliver actual possession of the Demised Premises to Tenant free of all tenants and occupants, and free of all monetary liens other than (i) the lien of any mortgage or deed of trust encumbering the Project, and (ii) any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done or materials furnished, the removal of which Landlord shall diligently pursue, and which will be discharged by Landlord, by bond or otherwise, within thirty (30) days after the Term Commencment date, at the cost and expense of Landlord.

         10.2 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord. In the event any government law or regulation (or court order enforcing a government law or regulation) prohibits or substantially limits Tenant's use of the Demised Premises for research and development, laboratory, and related offices, Tenant may at any time cancel the Lease by giving Landlord written notice, and thereafter neither party shall have any rights, duties or obligations hereunder.

         10.3 Tenant shall conduct its business operations and use the Demised Premises (including any storage or use of Hazardous Materials as defined in Article 41 of this Lease) in compliance with all federal, state, and local laws and regulations. Subject to the provisions of Section 10.2, Tenant shall not use or occupy the Demised Premises in violation of any law or regulation or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

         10.4 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any "all risk" or other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and Project. Landlord shall give Tenant written notice of any failure to comply with the provisions of this Section, and if Tenant fails to remedy such failure within a reasonable time, Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure.

         10.5 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

         10.6 Tenant upon termination of this Lease shall return to Landlord all keys, access cards, and other items and equipment used with the security system installed in the Building and the Demised Premises, except to the extent such system is installed by Tenant at Tenant's expense and may be removed without material damage to the Demised Premises or the Building.

         10.7 No awnings or other projection shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises other than those specified in the approved plans and specifications for the Building and the Demised Premises. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills.

         10.8 No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises or the Building without the prior written consent of Landlord, except for a sign on the face (contemplated to be on the upper portion of the face) of the Building at Tenant's sole cost and expense and not to exceed the size allowed by the City of San Diego and to the extent approved by Landlord and the City of San Diego, and a monument sign at Landlord's sole cost and expense to the extent approved by Tenant and the City of San Diego. In addition, Tenant shall be allocated eighteen percent (18%) of the total square footage of the monument sign within the middle portion of the sign; the tenant of Building No. 1 has been allocated fifty two percent (52%) and the top portion, other tenants of Building No. 2 shall be allocated ten percent (10%) within the middle portion below Tenant's space, and Landlord shall be allocated twenty percent (20%) and the bottom portion of the monument sign. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color, and style acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The Project plans as approved by the City of San Diego do not allow a separate monument sign for the Building; however, Landlord is endeavoring to obtain permission for the installation of such a separate monument sign, and if it is successful, Tenant may at its option use the top half of the monument sign. If Tenant elects to use the additional monument sign, Tenant's fair share of the expense of the monument sign shall be paid for from the Tenant Improvement budget described in the Work Letter.

         10.9 Tenant shall not place any equipment weighing six hundred (600) pounds or greater upon the Demised Premises except as installed pursuant to the Work Letter without consulting with Landlord to insure that the proposed location of the equipment is designed to carry the weight of such equipment.

         10.10 Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building.

    11.  Brokers.

         11.1 Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than John Burnham & Company, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

         11.2 Landlord shall pay any brokerage commission or finder's fee payable to John Burnham & Company on account of this Lease, and Landlord shall pay, indemnify, defend and hold harmless Tenant for any claims, losses, or damages (including attorneys' fees) arising out of any claimed brokerage commission or finder's fee arising in connection with this Lease or any of the transactions contemplated in connection therewith, except to the extent that such claim arises out of Tenant's dealings with any broker or finder other than John Burnham & Company.

    12.  Holding Over.

         12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Demised Premises after the term of this Lease, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with
Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6 and Operating Expenses in accordance with Article 7, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

         12.2 If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty percent (120%) of the monthly rental in effect during the last thirty (30) days of the Lease term.

         12.3 Acceptance by Landlord of rent after such expiration of earlier termination shall not result in a renewal or reinstatement of this Lease.

         12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

    13.  Taxes on Tenant's Property.

         13.1 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises. Tenant shall not be responsible for taxes levied against any personal property or trade fixtures of other tenants.

         13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed value, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

         13.3 If any improvements in or alterations to the Demised Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other spaces in the Building or Project are assessed, then the real property taxes and assessments levied against Landlord or the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property to Tenant and shall be governed by the provisions of Section 13.2, above. Any such excess assessed valuation due to improvements in or alterations to space in the Building or Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7.5, but shall be treated, as to such other tenants, as provided in this Section 13.3, and shall be allocated to such other tenants. If the records of the County assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than improvements in other spaces in the

Building or Project, such records shall be binding on both Landlord and Tenant.

    14.  [Intentionally Left Blank]

    15.  Common Areas and Parking Facilities.

         15.1 Tenant shall have the nonexclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "D" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the "Rules and Regulations").

         15.2 As an appurtenance to the Demised Premises, Tenant is entitled to use free of charge no fewer than 98 of the 155 parking spaces serving the Building, which portion is computed by multiplying the 155 parking spaces serving the Building by Tenant's Pro Rata Share of the Building. Tenant's allocation shall be reduced to the extent installation of Tenant's equipment outside of the Building reduces the available parking. Twenty percent (20%) of the spaces allocated to Tenant shall be marked "reserved" for Tenant's use, no more than twenty percent (20%) of the spaces allocated to other tenants of the Building shall be marked "reserved" for the other tenants, and the balance of the spaces shall be used in common with the other tenants. Tenant's reserved spaces (and the reserved spaces of other tenants of the Building) shall be located near the main entrance to the Building at a location mutually satisfactory to Landlord and Tenant.

         15.3 Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities.

         15.4 Landlord reserves the right to modify Common Areas including the right to add or remove real property by subdivision or otherwise, provided no such change is of the nature to have an adverse effect upon Tenant's use and enjoyment of the Demised Premises or on the parking spaces serving the Building.

    16.  Utilities and Services.

         16.1 Tenant shall pay for all water, gas, electricity, telephone and other utilities supplied to the Demised Premises, together with any taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with tenants of other premises as part of its share of Operating Expenses. Utilities and services provided to the Demised Premises which are separately metered shall be paid by Tenant directly to the supplier of such utility or service, and Tenant shall pay for such utilities and services prior to delinquency during the term of this Lease.

         16.2 Should any such utility or service be suspended for a reason other than any act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, and should such suspension materially interfere with Tenant's use of the Demised Premises, from and after two (2) business days written notice from Tenant to Landlord of the need to reinstate such utility or service, Basic Annual Rent and Operating Expenses shall abate for all or that portion of the Demised Premises incident to which Tenant's use is materially interfered with until service is fully restored.

         16.3 Should any such utility or service be suspended for a reason other than any act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, and should such suspension materially interfere with Tenant's use of the Demised Premises, and should such failure extend for more than ninety (90) days from written notice from Tenant to Landlord of the need to reinstate such utility or service, Tenant may, at its option, cancel this Lease by giving Landlord written notice, and thereafter neither party shall have any further rights, duties or obligations hereunder.

         16.4 In the event the suspension is of such a nature that it can be remedied by Landlord and Landlord fails to do so within a period of fifteen (15) days after notice from Tenant of the need to reinstate such utility or service, Tenant shall have the right but not the obligation to undertake to have such suspension remedied and may deduct any cost or expense in connection therewith from any Rent otherwise coming due to the extent such cost is not included within Tenant's Pro Rata Share of Operating Expenses under Section 7 of this Lease.

         16.5 Except as set forth in this Article 16, Tenant shall not be relieved from any covenants of this Lease nor shall there be any liability of Landlord in excess of proceeds of applicable insurance policies, if any (or in excess of what would have been proceeds of insurance policies required of Landlord under this Lease if Landlord fails to carry such policies, the amount of which proceeds shall be Landlord's liability on account of such failure) by reason of any injury to or interference with Tenant's business arising from the suspension of utilities or services, except to the extent such injury or interference is caused by Landlord's gross negligence or willful misconduct.

         16.6 Tenant may provide and pay for janitors, maintenance personnel, and other persons who perform duties connected with the operation and maintenance of the Demised Premises subject the Landlord's reasonable approval of the level of services and the qualifications of the provider of the services.

   17.   Alterations.

         17.1 Tenant shall make no structural alterations, additions or improvements to the Demised Premises or the Building, and shall make no non-structural alterations, additions or improvements in or to the Demised Premises which cost in excess of $50,000 per annum other than wall coverings, paneling, built-in cabinet work, installation of movable furniture, and trade fixtures, without Landlord's prior written consent, which shall not be unreasonably withheld, and then only by contractors or mechanics reasonably approved by Landlord. To the extent the alterations, additions or improvements are of the nature which would require a building permit from the city of San Diego, Tenant shall provide to Landlord a set of "as-built" plans and specifications of the alterations, additions, or improvements once they have been completed.

         17.2 Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

         17.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

         17.4 Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau.

         17.5 Before commencing any work described in Section 17.1, Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work.

         17.6 Except for trade fixtures and items of personal property and any security system installed by Tenant under Section 10.6, all alterations, fixtures, additions and improvements attached to or built into the Demised Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, and paneling, shall become the property of Landlord upon the expiration or earlier termination of the term of this

Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof.

         17.7 All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Demised Premises shall be and remain the property of Tenant and may be removed by Tenant at any time up to ten (10) days after the expiration or earlier termination of the Lease. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. If Tenant shall fail to remove all of its effects from the Demised Premises within ten (10) days after the expiration or earlier termination of the Lease, then Landlord may, at its option, remove and dispose of the same in accordance with and upon such notice to Tenant as may be provided by California law. However, notwithstanding any provision of law to the contrary, the proceeds of any sale of the property may be applied by Landlord against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

         17.8 Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment without Landlord's prior written consent.

   18.   Repairs and Maintenance.

         18.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and Project, including roofing and covering materials, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems installed or furnished by Landlord, subject to reimbursement by Tenant as its Pro Rata Share of Operating Expenses to the extent provided by Section 7, and subject to the warranties set forth in the Work Letter. However, if such maintenance or repairs are required because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord the costs of such maintenance and repairs attributable to Tenant's act, neglect, fault or omission.

         18.2  Except for services of Landlord, if any, required by the terms of
Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, except for damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear, and except to the extent Landlord is responsible under the warranties set forth in the Work Letter. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Demised Premises to Landlord in the same condition as when received, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. After completion of the work required by the Work Letter, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof except for any remaining "punchlist items" (as defined in the Work Letter).

         18.3 Should repairs or maintenance under Section 18.1 be required of Landlord for a reason other than any act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, and should the lack of repairs or maintenance materially interfere with Tenant's use of the Demised Premises, from and after two (2) business days from written notice from Tenant to Landlord of the need of such repairs or maintenance, Basic Annual Rent and Operating Expenses shall abate for all or that portion of the Demised Premises incident to which Tenant's use is materially interfered with until the repairs or maintenance are completed.

         18.4 Should repairs or maintenance under Section 18.1 be required of Landlord for a reason other than any act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, and should the lack of repairs or maintenance materially interfere with Tenant's use of the Demised Premises, and should such lack of repairs or maintenance extend for more than ninety (90) days after written notice from Tenant to Landlord of the need of such repairs or maintenance, Tenant may, at its option, cancel this Lease by giving Landlord written notice, and thereafter neither party shall have any further rights, duties or obligations hereunder.

         18.5 In the event Landlord fails to complete the repairs and maintenance required of it under Section 18.1 within a period of fifteen (15) days after notice from Tenant of the need of such repairs or maintenance, Tenant shall have the right but not the obligation to undertake the maintenance and repairs and may deduct any cost or expense in connection therewith from any Rent otherwise coming due to the extent such cost is not included within Tenant's Pro Rata Share of Operating Expenses under Section 7 of this Lease.

         18.6 Except as set forth in this Article 18, Tenant shall not be relieved of any covenants of this Lease nor shall there be any liability of Landlord in excess of proceeds of applicable insurance policies, if any (or in excess of what would have been proceeds of insurance policies required of Landlord under this Lease if Landlord fails to carry such policies, the amount of which proceeds shall be Landlord's liability on account of such failure), by reason of any injury to or interference with Tenant's business arising from the need for or the making of any repairs, alterations or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances and equipment therein, except to the extent such injury or interference is caused by Landlord's gross negligence or willful misconduct.

         18.7 This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction this Article 18 shall not be applicable and the provisions of
Article 22 entitled "Damage or Destruction" shall apply and control.

         19.   Liens.

         19.1 Tenant shall keep the Demised Premises, the Building and the property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant except for tenant improvements installed pursuant to the Work Letter, the removal of which Tenant shall diligently pursue, and which will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant.

         19.2 Landlord covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Landlord, will be discharged by Landlord, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Landlord.

         19.3 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

         19.4 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, or encumber its interest in this Lease, Tenant warrants that any Uniform Commercial Code Financing Statement or mortgage or deed of trust executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property or fixtures of Tenant located within the Demised Premises or to Tenant's interest in this Lease, as the case may be. In no event shall the address or legal description of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property or fixtures located in an identified suite held by Tenant, or to Tenant's interest in this Lease. Landlord shall consent to such financing statements upon the request of Tenant, which consent shall not be unreasonably withheld or delayed; any mortgage or deed of trust encumbering Tenant's interest in this Lease shall also be subject to the reasonable consent of any lender of Landlord, and shall be subordinate to any interest of any lender of Landlord under Section 36 of this Lease. Should any holder of a Financing Statement or mortgage or deed of trust executed by Tenant record or place of record a Financing Statement or mortgage or deed of trust which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement or mortgage or deed of trust cause (i) copies of the Security Agreement or other documents to which the Financing Statement or mortgage or deed of trust pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest, and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or Project. Nothing in this Section 19 shall prohibit Tenant from encumbering its interest in this Lease with a leasehold mortgage or similar document, subject to the reasonable consent of Landlord and any lender of Landlord. Landlord agrees to properly execute, acknowledge, and deliver to Tenant or any lender of Tenant upon request all such documentation as may be reasonably required by such lender in order for Tenant to finance its interests under this Lease or the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business.

         20.   Indemnification and Exculpation.

         20.1 Tenant agrees to indemnify Landlord against and save Landlord harmless from all damages, demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for injury to person or to property occurring within the Demised Premises and arising out of Tenant's use and occupancy of the Demised Premises, except if caused by the willful acts or negligence of Landlord or other tenants of the Project.

         20.2 Landlord, during the term of this Lease, agrees to indemnify Tenant against and save Tenant harmless from all damages, demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) , for injury to person or property occurring within the Building and Project, except those occurring within the Demised Premises for which Tenant is responsible under Section 20.1, and except if caused by the willful acts or negligence of Tenant or other tenants of the project except to the extent such damages would have been avoidable if Landlord had fulfilled its obligations under Section 33 of this Lease and failed to do so.

         20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage any fixtures, goods, inventory, merchandise, equipment, leasehold improvements, records, research data, experiments, living organisms, chemicals, or any other personal property kept within the Demised Premises, if the cause of such damage is of a nature which, if Tenant had elected to maintain "all risk" insurance covering the above-described risks would be a loss subject to settlement by the insurance carrier including but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including but not limited to broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord of written notice of need for a repair for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

         20.4 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of personal injury and property damages caused by Tenant's products.

         20.5 Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Building except to the extent such damages would have been avoidable if Landlord had fulfilled its obligations under
Section 33 of this Lease and failed to do so.

         21.   Insurance - Waiver of Subrogation.

         21.1 Landlord shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the "all risk" classification of insurance. Landlord, subject to availability thereof, may upon request of Tenant further insure as Landlord deems appropriate coverages against flood and/or earthquake, loss or failure of building equipment, rental loss during the period to repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant or which are in addition to the Tenant Improvements installed pursuant to the Work Letter without regard to whether or not such are made a part of the Building. Tenant shall have the right to approve the insurance carried by Landlord, which approval shall not be unreasonably withheld or delayed.

         21.2 Landlord shall further carry public liability insurance with combined single limits of not less than Ten Million Dollars ($10,000,000) for death, bodily injury, or property damage with respect to the Project and unrented, uninsured or insured for less than loss claim, areas of the Building and walks, drives, parking areas, landscaped areas, and other appurtenances thereto.

         21.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance, including employer's non-ownership automobile coverage, with limits of not less than Ten Million Dollars ($10,000,000) for death, bodily injury, or property damage with respect to the Demised Premises.

         21.4 The aforesaid insurance required of Tenant shall name Landlord, its agents and employees, as an additional insured. Tenant shall upon written request of Landlord designate and furnish certificates so evidencing Landlord as an additional insured to any lender and/or any other party who has a reasonable business need for such certificates.

         21.5 The aforesaid insurance required of Landlord or Tenant shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." The insured party shall obtain for the other party from the insurance companies or cause the insurance companies to furnish certificates of coverage to the other party. No such policy shall be cancellable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days' prior written notice to Landlord and Tenant from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of any other coverage. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be reduced by other losses covered by the policy. The insured party shall, at least twenty
(20) days prior to the expiration of such policies, furnish the other party with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf.

         21.6 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any "all risk" insurance policy which either may have in force at the time of such loss or damage, such waivers to continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance in companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor
(ii) are done, this Section 21.6 shall have no effect during such time as such policies shall not be obtainable or the party in whose factor a waiver of subrogation is desired shall refuse to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.6 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

         21.7 Not more frequently than once each three (3) years, Landlord or Tenant may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to the level then being required of new tenants of space within the Project.

         21.8 Any insurance required to be carried by Landlord under this Lease shall provide for a deductible of not more than Ten Thousand Dollars ($10,000) per occurrence.

         22.   Damage or Destruction.

         22.1 In the event of a partial destruction of the Building by fire or other perils covered by "all risk" insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

         22.2 In the event of any damage to or destruction of the Building other than as provided in Section 22.1, Landlord may nevertheless elect to repair, reconstruct and restore the Building, but if Landlord elects not to do so, then this Lease shall terminate as of the date of the damage or destruction. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the thirty (30) day period commencing on the date of damage or destruction.

         22.3 In the event of repair, reconstruction and restoration as herein provided, the Rent provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space in the Project during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business. Tenant shall not be entitled to any compensation or damages occasioned by any such damage, repair, reconstruction or restoration except to the extent such damages are caused by Landlord's gross negligence or willful misconduct.

         22.4 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Demised Premises which were originally provided at Landlord's expense pursuant to the Work Letter; the repair and restoration of items not provided at Landlord's expense, including the emergency generator except to the extent it is paid for from the Tenant Improvement Allowance described in the Work Letter, shall be the obligation of Tenant.

         22.5 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension hereof unless Tenant has exercised or elects to exercise its option to extend the term of the Lease.

         22.6 Notwithstanding anything to the contrary contained in this Article, should Landlord fail to complete the repair or restoration of the damage of the Demised Premises within ninety (90) days after written notice from Tenant to Landlord of the need for such repairs or maintenance, Tenant may, unless the damage or destruction was caused by an act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, and unless the damage or destruction does not materially interfere with Tenant's use of the Demised Premises, at its option, cancel this Lease by giving Landlord written notice, and thereafter neither party shall have any further rights, duties or obligations hereunder.

         22.7 To the extent it is obligated to repair or restore the Building or the Demised Premises under this Article 22, in the event Landlord fails to commence the repair or restoration within a period of thirty (30) days after notice from Tenant of the need of such repairs or maintenance, or fails to diligently prosecute the repairs or restoration to completion, Tenant shall have the right but not the obligation to undertake the repairs or restoration and may deduct any cost or expense in connection therewith from any Rent otherwise coming due to the extent such cost is not included within Tenant's Pro Rata Share of Operating Expenses under Section 7 of this Lease.

         22.8 Except as set forth in this Article 22, Tenant shall not be relieved of any covenants under this Lease nor shall there be any liability of Landlord in excess of proceeds of applicable insurance policies, if any, by reason of any injury to or interference with Tenant's business arising from damage or destruction to the Building or the Demised Premises or in or to fixtures, appurtenances and equipment therein, except to the extent such injury or interference is caused by Landlord's gross negligence or willful misconduct.

         23.   Eminent Domain.

         23.1 In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

         23.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, Tenant may elect to terminate this Lease provided such taking is of material detriment to Tenant's use of the Demised Premises.

         23.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property and fixtures, including tenant improvements which were installed at Tenant's expense, for the value of the unexpired portion of Tenant's interest in the Lease, and for costs of Tenant moving to a new location.

         23.4 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the Demised Premises, Building, and Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, the Rent shall be abated proportionately on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

         24.   Defaults and Remedies.

         24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing, accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. In the event that Tenant shall fail to pay to Landlord within ten (10) days of the date when due any payment owing to Landlord pursuant to the terms of this Lease, said late payment shall bear interest at the lesser of (i) ten percent (10%) per annum, or (ii) the maximum rate permitted by law. Such interest shall be calculated from the date due and payable until the same shall have been fully paid.

         24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

         24.3  If Tenant fails to pay any sum of money (other than Basic Annual
Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for thirty (30) days after notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

         24.4 The occurrence of either of the following events shall constitute a "Default" hereunder by Tenant:

               (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

               (b) The failure by Tenant to observe or perform any obligation other than described in Sections 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty
(30) day period and thereafter diligently prosecute the same to completion;

               Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

         24.5 In the event of a Default by Tenant, and at any time thereafter, upon such notice as may be required by California law, without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the right, upon such notice as may be required by California law but no sooner than ten (10) days after the event of Default, to re-enter and remove all persons and property, and may dispose of the property in accordance with and upon such notice to Tenant as may be required by California law. However, notwithstanding any provision of law to the contrary, the proceeds of any sale of the property may be applied by Landlord against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

               (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

               (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom as may be permitted from time to time by applicable law.

               As used in Subsections (a) and (b) above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section
24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

         24.6 In the event of a Default by Tenant, and at any time thereafter, upon such notice as may be required by California law, without terminating this Lease and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall have the immediate right to re-enter and remove all persons and property, and to dispose of the property in accordance with and upon such notice to Tenant as may be provided by California law. However, notwithstanding any provision of law to the contrary, the proceeds of any sale of the property may be applied by Landlord against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property. No such re-entry shall be considered or construed to be a forcible entry by Landlord. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

         24.7 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder of any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

         24.8 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date the Demised Premises are vacated.

         24.9 Except as set forth in Articles 16, 18, and 22 of this Lease, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty
(30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         24.10 In the event of any default on the part of Landlord or Tenant, the non-defaulting party will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or any improvements to or equipment in the Building whose address shall have been furnished and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building, improvements, or equipment by power of sale or a judicial action if such should prove necessary to effect a cure.

         25.   Assignment or Subletting.

         25.1 Tenant may sublet the Demised Premises to the La Jolla Institute for Allergy and Immunology.

         25.2 Tenant may sublet the Demised Premises or any part thereof to any party other than La Jolla Institute for Allergy and Immunology provided that Tenant first irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises. Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

         25.3 Tenant may assign this Lease provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease.

         25.4 Notwithstanding any subletting or assignment, Tenant (and the initial guarantor of the Lease) shall remain fully and primarily liable for the payment of all rental and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant, unless the assignee or subsequent guarantor shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant and the initial guarantor of Tenant's obligations under this Lease. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Demised Premises.

         25.5 Except as set forth above, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Demised premises or any part hereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

         26.   Attorney's Fees.

         26.1 If either party becomes a party to any litigation concerning this Lease, the Demised Premises, or the Building or Project in which the Demised Premises are located, buy reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

         26.2 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

         27.   [Intentionally Left Blank.)

         28.   Definition of Landlord.

         28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

         29.   Estoppel Certificate.

         29.1 Tenant or Landlord, as the case may be, shall within ten (10) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing substantially in the form attached to this Lease as Exhibit "E" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part.

         30.   [Intentionally Left Blank.)

         31.   Limitation of Landlord's Liability.

         31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Building and Project of which the Demised Premises are a part, and out of rent or other income from the Building and Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Demised Premises are a part.

         31.2 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or name as a party in any suit or action or sevice of process be made against any shareholder, director, officer, employee, or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

         31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

         32.   Project Control by Landlord.

         32.1 Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's quiet enjoyment and use of Demised Premises. This reservation includes but is not limited to right of Landlord to subdivide the project, the right to grant easements and licenses to others subject to the consent of Tenant, which shall not be unreasonably withheld or delayed, and the right to maintain or establish ownerships of Building separate from fee title to land, provided no such change is of the nature to have a material adverse effect upon Tenant's use and enjoyment of Demised Premises.

         32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

         33.   Quiet Enjoyment.

         33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease, and that Landlord shall use reasonable efforts to enforce the lease obligations of tenants of the balance of the Building to the extent they might otherwise disturb Tenant's occupancy. Landlord shall provide copies to Tenant of any notices given to other tenants of the Building regarding tenant defaults or other matters which may materially effect Tenant's quiet enjoyment of the Demised Premises.

         34.   Quitclaim Deed.

         34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Demised premises and Project or other document in recordable form suitable to evidence of record termination of this Lease.

         35.   Rules and Regulations.

         35.1 Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "D" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

         36.   Subordination and Attornment.

         36.1 Unless the mortgagee or beneficiary elects otherwise, this Lease shall be subject and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Project and Building of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

         36.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord. However, if any such mortgagee or beneficiary so elects, this Lease shall be deemed prior in lien to any such mortgage or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

         36.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

         36.4 So long as this Lease is in full force and effect and there is no uncured Default with respect to Tenant's obligations under the Lease, no mortgage, deed of trust, or other interest to which this Lease and/or Tenant's rights are or may become subordinate, and no action or proceedings under and/or termination of any such mortgage, deed of trust, or other interest, shall affect in any manner whatsoever Tenant's rights under this Lease, Tenant's use, possession or enjoyment of the Demised Premises, or the leasehold estate granted by this Lease.

         36.5 Any and all mortgagees of the Project and beneficiaries of deeds of trust encumbering the Project shall execute and deliver to Tenant a subordination and attornment agreement substantially in the form attached hereto as Exhibit "G", unless the mortgagee or beneficiary of the deed of trust has elected under Section 36.2 above that this Lease shall be deemed prior in lien to the mortgage or deed of trust.

         37.   Surrender.

         37.1 No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

         37.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         38.   Waiver and Modification.

         38.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

         39.   [Intentionally Left Blank.)

         40.   [Intentionally Left Blank.]

         41.   Hazardous Materials.

         41.1 Landlord's Representations and Warranties. Landlord represents and warrants to Tenant that, to Landlord's knowledge, after due inquiry, (a) no Hazardous Materials (as hereinafter defined), including, without limitation, asbestos-containing PCBs, are present or were installed, exposed, released or discharged in, on or under the Demised Premises at any time during or prior to Landlord's ownership thereof, and no prior owner or occupant of the Demised Premises has used Hazardous Materials, (b) no storage tanks for gasoline or any other substance are or were located on the Demised Premises at any time during or prior to Landlord's ownership thereof, and (c) the Demised Premises has been used and operated in compliance with all applicable local, state and federal laws, ordinances, rules, regulations and orders, and Landlord has all permits and authorizations required for the use and operation of the Demised Premises. Landlord shall maintain and operate the Demised Premises at all times in compliance with all applicable local, state and federal laws, ordinances and regulations, shall make all disclosures required of Landlord by any such laws, ordinances and regulations, and shall comply with all orders issued by any governmental authority having jurisdiction over the Demised Premises and take all action required of such governmental authorities to bring the Demised Premises into compliance with all laws, rules, regulations and ordinances relating to Hazardous Materials and affecting the Demised Premises.

         41.2 Tenant's Representations and Warranties. Tenant shall maintain and operate the Demised Premises at all times in compliance with all applicable local, state and federal laws, ordinances and regulations, shall make all disclosures required of Tenant by any such laws, ordinances and regulations, and shall comply with all orders issued by any governmental authority having jurisdiction over the Demised Premises and take all action required of such governmental authorities to bring the Demised Premises into compliance with all laws, rules, regulations and ordinances relating to Hazardous Materials and affecting the Demised Premises.

         41.3 Indemnity by Landlord. If contamination of the Demised Premises by Hazardous Materials occurs for which Landlord is liable to Tenant under
Section 41.1 for damage resulting therefrom, then Landlord shall indemnify, defend and hold Tenant, its agents, contractors, and sublessees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, damages for the loss or restriction on use of the Demised Premises and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of the Lease as a result of such contamination. The indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions (except as set forth in Section 41.7 below) or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Demised Premises.

         41.4 Indemnity by Tenant. If contamination of the Demised Premises by Hazardous Materials occurs for which Tenant is liable to Landlord under Section
41.2 for damage resulting therefrom, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Premises, or if contamination of the Demised Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the Project, damages for the loss or restriction on use of rentable space or of any amenity of the Demised Premises or Project, damages arising from any adverse impact on marketing of space in the Demised Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions (except as set forth in Section 41.7 below) or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises.

         41.5 Notices. If at any time Tenant or Landlord shall become aware, or have reasonable cause to believe, that any Hazardous Material has been released or has otherwise come to be located on or beneath the Demised Premises, such party shall, immediately upon discovering the release or the presence or suspected presence of the Hazardous Material, give written notice of that condition to the other party. In addition, the party first learning of the release or presence of a Hazardous Material on or beneath the Demised Premises shall immediately notify the other party in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Material laws, (ii) any claim made or threatened by any person against Landlord, Tenant or the Demised Premises arising out of or resulting from any Hazardous Material, and (iii) any reports made to any local, state or federal environmental agency arising out of or in connection with any Hazardous Material.

         41.6 Hazardous Materials. As used in this Agreement, the term "Hazardous Materials" means any hazardous or toxic substances, materials or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302), and amendments thereto, or such substances materials and wastes which are or become regulated under any applicable local, state or federal law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (v) defined as a "hazardous substance" under Section 25316 of the

California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (vi) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (vii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances),
(viii) defined as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C.
Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

         41.7 Testing. Prior to the Term Commencement Date, at the time Tenant vacates the Demised Premises, and at the time any other Tenant vacates any other portion of the Building, Landlord shall conduct appropriate tests of water and soil and deliver to Tenant the results of such tests to demonstrate the level of contamination, if any, at the time of the Term Commencement Date or the vacation of the Demised Premises or other portion of the Building, as the case may be, in order to determine if contamination in excess of permissible levels has occurred as a result of Tenant's use of the Demised Premises. Landlord shall pay the expense of the tests prior to the Term Commencement Date and at the time any other Tenant vacates any other portion of the Building, and Tenant shall pay the expense of the tests at the time Tenant vacates the Demised Premises.

         41.8 Storage Tanks. If storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, and take or cause to be taken all other steps necessary as required under the California Administrative Code and the California Health and Safety Code as they now exist or may hereafter be adopted or amended.

         41.9 Tenant's and Landlord's Obligations. Tenant's and Landlord's obligations under this Article 41 shall survive the termination of the Lease.

         42.   Option to Extend.

               42.1 Landlord grants to Tenant the right to extend the term of this Lease for two (2) separate five (5) year periods under the same terms and conditions existing in the original Lease. Basic Annual Rent shall be adjusted on the first day of the first full calendar month of each extension term and annually thereafter in accordance with Article 6, as if the initial term of the Lease had not expired. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than twelve (12) months prior to the end of the original term or the first extension term of this Lease, as the case may be. There shall be no further right to extend the term of this Lease beyond said two (2) extension periods.

         43.   Continuing Right of First Refusal to Lease Additional Space.

         43.1 Each time during the term of the Lease Landlord determines to lease all or any part of the balance of the space in Building No. 2 to a prospective tenant, other than the initial lease of the space, Landlord shall notify Tenant of the identity of the prospective tenant and the term, tenant concessions, tenant improvements, and rent of the proposed lease. If Tenant, within ten (10) days after Landlord's notice is given, indicates in writing its agreement to lease all of the space described in Landlord's notice on the terms stated in Landlord's notice, Landlord shall lease the space to Tenant on the terms stated in the notice. If Tenant does not indicate in writing its agreement within ten (10) days after Landlord's notice is given, Landlord thereafter shall have the right to lease the space to the prospective tenant on substantially the same terms as are stated in the notice. If Landlord does not lease such space to the prospective tenant within one hundred and fifty (150) days after Landlord's notice is given, any further transaction shall be deemed a new determination by Landlord to lease the space and the provisions of this Article shall again be applicable.

         43.2 Notwithstanding the forgoing Section 43.1, in the event Tenant fails to exercise the Expansion Option in response to the notice given by Landlord pursuant to Section 44.4 of this Lease and thereafter fails to exercise the right of first refusal described in the preceding Section 43.1, then the right of first refusal shall terminate and Tenant shall have no further right of first refusal to lease such space.

         44.   Option to Expand.

         44.1 Landlord grants to Tenant the option ("Expansion Option") to lease the entire balance, but not less than the entire balance, of the space ("Expansion Space") in the Building under the terms and conditions of this
Section 44.

         44.2 Tenant shall exercise the Expansion Option by giving written notice to Landlord no earlier than twelve (12) months and no later than six (6) months prior to the fifth (5th) anniversary of the Term Commencement Date (the first day of the sixth year of the term of the Lease). If Tenant exercises the Expansion Option, Tenant shall occupy and commence paying Rent for the Expansion Space on the fifth (5th) anniversary of the Term Commencement Date (the first day of the sixth year of the term of the Lease). If Tenant fails to exercise the Expansion Option as set forth above, the Expansion Option shall expire and be of no further force or effect.

         44.3 At the election of Landlord, for every month or part thereof after the thirty-sixth (36th) and before the forty-ninth (49th) month of the Lease term that the Expansion Space is vacant and not producing rent to Landlord, the period of time during which Tenant may exercise the Expansion Option and occupy and commence paying Rent for the Expansion Space shall be extended one (1) month. Landlord shall advise Tenant in writing on a month-to-month basis of its election pursuant to the preceding sentence to extend the period of time during which Tenant may exercise the Expansion Option and occupy and commence paying Rent for the Expansion Space, and such time shall be extended one month for each month Tenant receives such notice.

         44.4 If after the last day of the forty-eighth (48th) month of the Lease term the Expansion Space is vacant and not producing rent to Landlord, Landlord at its election may give Tenant sixty (60) days written notice that it may exercise the Expansion Option by (i) notice to Landlord, (ii) occupancy of the Expansion Space, and (iii) the commencement of the payment of Rent for the Expansion Space on or before the sixty-first (61st) day from the date of the notice, and if Tenant fails to so exercise the Expansion Option within such period, the Expansion Option shall expire and be of no further force or effect.

         44.5 Tenant shall occupy the Expansion Space in an "as is" condition, and Landlord shall not be required to pay for any tenant improvements. However, to the extent that Landlord had previously installed Tenant Improvements at a cost to Landlord of less than $90.00 per usable square foot (based upon 14,731 of usable square feet in the Expansion Space), Landlord shall contribute the difference between the cost of the tenant improvements previously installed and $90.00 per usable square foot toward improving or modifying the Expansion Space to Tenant's specifications.

         44.6 In the event Tenant exercises the Expansion Option, Landlord and Tenant shall execute an amendment to this Lease (i) adding the Expansion Space to the Demised premises, (ii) increasing the Basic Annual Rent to include the Rentable Area of the Expansion Space (16,490 rentable square feet) multiplied by the Basic Annual rent then payable per rentable square foot of the Demised Premises as increased annually under Section 6 of the Lease ($2.05 per rentable square foot per month as increased annually under Section 6), (iii) changing Tenant's Pro Rata Share to reflect that Tenant is occupying the entirety of the Building, and (iv) making such other revisions as may be appropriate to reflect the fact that Tenant has increased the size of the Demised Premises and occupied the Expansion Space without any tenant concessions except as set forth in this Section 44. The rent Tenant shall pay upon occupancy for the Expansion Space will be the amount Tenant then pays per rentable square foot for the Demised Premises, and the rent shall be increased under Section 6 at the same time the rent is increased for the Demised Premises (the first day of the calendar month following each anniversary of the Term Commencement Date).

         45.   Miscellaneous.

         45.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         45.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         45.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         45.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         45.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

         45.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, Addendum, and Exhibits all constitute a single document and are incorporated herein.

         45.7 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

         45.8 Recording. A short form memorandum hereof shall be recorded at the election of either Landlord or Tenant.

         45.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         45.10 Inurement. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 45.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

         45.11 Notices. All notices, requests, demands, and other communications required or permitted to be given under this Lease shall be in writing and given by first class registered or certified mail, return receipt requested, postage prepaid, and properly addressed to Tenant or Landlord at the addresses shown in
Section 2.1.10 of this Lease, in which case such notice shall be deemed to have been duly given on the fifth (5th) day following the date such notice is mailed. A courtesy copy of the notice or other communication shall be given by telephonic facsimile transmission on the day the notice is mailed. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Landlord:                                   Tenant:

Nexus Centre/Torrey Pines                   Gemini Science, Inc.
A California Limited Partnership            A California Corporation


By Nexus Development Corporation            By:  /s/ KOICHIRO ARAMAKI
    - Southern Division                        ----------------------------
   A California Corporation                      Koichiro Aramaki
   General Partner                               President



By: /s/ MICHAEL J. REIDY
   ------------------------------
   Michael J. Reidy
   President

                                  EXHIBIT "A"


                               Project Site Plan

                          NEXUS CENTRE / TORREY PINES


                              SCHEMATIC LANDSCAPE

                         HOPE Architects and Engineers
                  401 WEST "A" STREET SAN DIEGO CA 92112-4171


                                     NEXUS
                                  NEXUS CENTRE
                                  TORREY PINES

                                 EXHIBIT "A-1"


                         Floor Plan of Demised Premises

                                     NEXUS

                                   FLOOR PLAN

                                     NEXUS

                                   FLOOR PLAN

                                  EXHIBIT "B"

                             Work Letter Agreement

                             WORK LETTER AGREEMENT

         This Work Letter Agreement ("Agreement") is made and entered into as of the 1st day of March, 1989, by and between Nexus Centre/Torrey Pines, a California limited partnership ("Landlord"), and Gemini Science, Inc., a California corporation ("Tenant").

                                    RECITALS

         A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease) covering certain premises (the "Demised Premises") more particularly described in Exhibit "A" to the Lease.

         B. In order to induce Tenant to enter into the Lease, Landlord has agreed to install certain leasehold improvements in the Demised Premises (the "Tenant Improvements") and has entered into an agreement with Kornberg & Associates ("Architect") to perform certain architectural services in connection therewith.

         C. Landlord expressly understands that Tenant would not have entered into the Lease without the assurances made by Landlord hereunder, including without limitation, the assurance that Landlord shall use its best efforts to complete the Tenant Improvements and deliver the Demised Premises to Tenant on or before the Scheduled Commencement Date (as defined herein), and shall do so within the Fixed Price (as defined herein).

         D. Landlord further understands and acknowledges that Tenant will incur substantial costs and expenses in reliance on the assurances of Landlord hereunder. Such costs and expenses shall include, without limitation, the cost of moving and relocating scientists, technicians, and administrative officers, acquiring other employees of Tenant from all over the continental United States and abroad, and the hiring of such additional personnel and the acquisition of such specialized equipment as may be necessary to commence Tenant's immediate operations in the Demised Premises on or before the Scheduled Commencement Date.

         NOW, THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

     1.  Tenant Improvements.

         Landlord shall complete the Tenant Improvements and deliver the Demised Premises to Tenant in accordance with the terms and conditions of this Agreement. Landlord and Tenant shall at all times cooperate with each other in good faith to effect the timely completion of the various tasks required of Landlord and Tenant for the completion of the Tenant Improvements on or before the Scheduled Commencement Date. In the event Tenant fails to fulfill any obligation of Tenant hereunder and such failure results from a matter other than an event of Force Majeure (as defined herein), such failure shall be deemed a "Tenant Delay". In the event Landlord fails to deliver the Demised Premises to Tenant on or before the Scheduled Commencement Date and such failure results from any matter other than a Tenant Delay or an event of Force Majeure, such failure shall be deemed a "Landlord Delay". Landlord and Tenant shall reasonably attempt to give each other advance written notice of any matter within the notifying party's control that is causing or threatening to cause any failure of an obligation hereunder. As of the date of this Agreement, neither Landlord nor Tenant is aware of any matter that would constitute a Landlord or Tenant Delay or event of Force Majeure. As a result thereof, and subject to the terms and conditions of this Agreement, Landlord agrees to use its best efforts to complete the Tenant Improvements and deliver the Demised Premises to Tenant on or before the Scheduled Commencement Date.

     2.  Tenant Improvement Plans.

         (a) Landlord and Architect have entered into that certain agreement attached hereto as Exhibit "A" ("Architect Agreement"), whereby Architect has prepared all tenant improvements plans ("Tenant Improvement Plans") for the Demised Premises and shall monitor the construction of the Tenant Improvements to ensure they are constructed in accordance with the Tenant Improvement Plans.

         (b) As of the date of this Agreement Landlord and Tenant have agreed to a list of subcontractors attached hereto as Exhibit "B" ("Approved Subcontractors") which each considers acceptable to perform the construction of the Tenant Improvements. The Approved Subcontractors (i) are licensed and bondable, (ii) have no prior adverse relationship with the Contractor, (iii) are willing to provide warranties against defects in workmanship and materials for a period and to the extent as is customary in their trades in the San Diego community, (iv) are willing to sign the Contractor's normal contract forms which shall include a guaranteed maximum contract price endorsement, and (v) are acceptable to Architect.

         (c) Landlord has caused Architect to prepare and deliver a set of preliminary plans and specifications ("Preliminary Plans") for the Demised Premises to Tenant, which Tenant approved on December 19, 1988.

         (d) Landlord has caused Architect to prepare working drawings and specifications ("Working Drawings") for construction of the Tenant Improvements, which Tenant approved on February 17, 1989.

         (e) Architect delivered a set of Working Drawings to the appropriate governmental bodies for plan checking and the issuance of building permits on February 17, 1989. In the event the City of San Diego ("City") or County of San Diego ("County") require any changes in the Working Drawings prior to issuing the necessary building permits, Architect shall immediately notify Landlord and Tenant of any such change and Tenant shall approve or disapprove such change within one (1) business day after receipt of such notification. Tenant shall not disapprove any change that does not have a material adverse impact on the use or design of the Demised Premises or on the cost of the Tenant Improvements .

         (f) As soon as practical, but no later than seven (7) business days after Landlord receives all necessary City and County approvals of the Working Drawings, Landlord shall obtain final bids from the Approved Subcontractors for construction of the Tenant Improvements and shall deliver a final price (the "Final Price") for such work to Tenant. Tenant shall have five (5) days after receipt of the Final Price to approve or disapprove the Final Price.

         (g) In the event Tenant disapproves the Final Price, Architect shall revise the Working Drawings as directed by Tenant. Landlord shall obtain revised final bids from the Approved Subcontractors for construction of the Tenant Improvements in accordance with the revised Working Drawings and shall deliver a revised Final Price for such work to Tenant. Tenant shall have two (2) days after receipt of the revised Final Price to approve or disapprove the revised Final Price. In the event Tenant disapproves the revised Final Price, Architect and Tenant shall repeat the procedure set forth in this subparagraph (g) until Tenant approves a Final Price. Any delays associated with such revisions shall be deemed a Tenant Delay, and any expenses associated therewith shall be paid by Tenant. The Final Price which is ultimately approved by Tenant shall be deemed the fixed price ("Fixed Price") hereunder.

         (h) If the Fixed Price exceeds the Tenant Allowance (as defined herein), Tenant shall pay such excess cost either, at Tenant's election, (i) as a single payment to

Landlord within ninety (90) days after the Actual Commencement Date, or (ii) as Rent under the Lease, in which event Tenant's initial monthly installments of Basic Annual Rent shall increase by one and a half cents ($.015) per rentable square foot for each one dollar ($1.00) of such excess cost per usable square foot (based upon 23,205 usable square feet in the Demised Premises). By way of example, if such excess costs are $55,000, Tenant's initial monthly installments of Basic Annual Rent shall increase from $2.05 to 2.085 per rentable square foot per month ($2.05 plus ($55,000 divided by 23,205) multiplied by .015).

         (i) Landlord shall use its best efforts to obtain all necessary building permits for construction of the Tenant Improvements by no later than April 17, 1989. Upon receipt of all such permits Landlord shall commence construction of the Tenant Improvements: In the event Landlord elects to proceed with construction of the Tenant Improvements prior to receipt of necessary building permits, Landlord shall bear the entire cost of any change in the Working Drawings required by the City or County in addition to the cost of having to reconstruct portions of the Tenant Improvements completed prior to the issuance of building permits. In addition, any delay to the Scheduled Commencement Date as a result thereof shall be deemed a Landlord Delay and shall not be considered an event of Force Majeure.

     3.  Tenant Allowance:

         (a) Landlord shall provide at Landlord's cost the building core and shell ("Building") and other Building standard equipment described in those certain plans and specifications previously approved by Tenant: In addition, Landlord shall pay Two Hundred Thousand Dollars ($200,000) toward an enhanced mechanical system for the Building. Architect has represented to Tenant that Architect has reviewed the plans and specifications for the Building and for the enhanced mechanical system and that the Building as enhanced is satisfactory for Tenant's intended use.

         (b) Landlord shall provide Tenant with an allowance ("Tenant Allowance") in the amount of Two Million Two Hundred Twenty Three Thousand Six Hundred Thirty Dollars ($2,223,630) for construction of the Tenant Improvements. The Tenant Allowance shall be applied toward the cost of construction and installation of all the Tenant Improvements, including, without limitation, the cost of the following:

              (i) All services of Architect in an amount not to exceed One Hundred Ninety-Thousand Dollars ($190,000);

              (ii) The payment of all City or County Plan checks, permit and license fees relating to the construction of the Tenant Improvements in an amount not to exceed Thirty Thousand Dollars ($30,000);

              (iii) Construction of the Tenant Improvements in accordance with the Working Drawings;

              (iv)   Any and all testing an inspection costs;

              (v) Contractors' fees in an amount not to exceed three percent (3%) of the total cost of the tenant improvements (in addition to three percent (3%) for general conditions and temporary facilities, and eight percent (8%) for overhead); and

              (vi) All other costs to be expended by Landlord for the construction of the Tenant Improvements except those set forth in subparagraph
(c) below.

         (c) Costs incurred by Landlord for Landlord's office or administrative overhead, development fees or other similar indirect costs of Landlord or costs resulting from Landlord Delays shall be paid by Landlord and shall not be charged against the Tenant Allowance.

         (d) Landlord shall pay the Contractor and Approved Subcontractors who perform construction of the Tenant Improvements on a progress payment basis, and shall provide Tenant and Architect with copies of the periodic construction draw requests and supporting documentation together with partial mechanics' lien releases when they are submitted to the construction lender. Tenant shall approve in advance expenditures for the purchase and installation of the emergency generator.

         (e) In the event that Fixed Price does not meet or exceed the Tenant Allowance, Tenant may use such excess as a reimbursement for its relocation costs, for the payment of equipment which must be installed for Tenant's use of the Demised Premises, including without limitation, to pay for any emergency Building generator.

    4.   Landlord's Cost Completion Guarantee.

         Landlord guarantees that the Tenant Improvements shall be completed at a cost not to exceed the Fixed Price. Landlord shall bear the entire cost of the Tenant Improvements which may exceed the Fixed Price unless such excess cost results from a Tenant Change Order under paragraph 5. Landlord shall, for example and without limitation, be responsible for all costs resulting from (i)

Landlord Delay, (ii) requirements of any governmental agency subsequent to the issuance of Building permits, or (iii) excess costs resulting from required changes to the Working Drawings and reconstruction of Tenant Improvements resulting from Landlord's election to proceed with construction prior to Landlord's receipt of all necessary building permits.

    5.   Changes to Final Plans.

         In the event Tenant requires any change, addition or alteration in the Working Drawings during the construction of the Tenant Improvements, Tenant shall give Landlord a written request to make such Change ("Change Order"). Within two (2) business days after Landlord receives a Change Order Landlord shall give Tenant a written estimate of (i) the additional costs, if any, which may result from such Change Order and (ii) the resulting delay, if any, in the Scheduled Commencement Date. Tenant shall notify Landlord within two (2) business days thereafter ("Change Authorization"), as to whether Tenant elects to proceed with such Change Order. Landlord shall not make a change pursuant to any Change Order unless Landlord receives Tenant's Change Authorization. Any delay in failing to complete and deliver the Demised Premises on or before the Scheduled Commencement Date which results from Tenant's request for a Change Order or failure to give Landlord a Change Authorization shall be deemed a Tenant Delay. Notwithstanding anything to the contrary contained in paragraph 4 above, in the event a Change Order causes the cost to the Tenant Improvements to exceed the Fixed Price, Tenant shall pay such additional cost.

    6.   Delays Associated with Emergency Generator and Equipment.

         Any delays associated with the design and installation of the emergency generator system shall be deemed a Tenant Delay, and any expenses associated therewith shall be paid by Tenant.

    7.   Construction of Tenant Improvements.

         The general contractor ("Contractor") for the construction of the Tenant Improvements shall be Nexus Construction Company, Inc. Landlord shall cause the Contractor to include Tenant as a third party beneficiary under the construction contract for the Tenant Improvements and to guarantee the completion and construction of the Tenant Improvements within the Fixed Price. Landlord shall supervise Contractor's construction of the Tenant Improvements to ensure that the Tenant Improvements are constructed and completed with first-class workmanship. Landlord and Contractor shall warrant the Tenant Improvements and the Building against defects covered by a subcontractor's warranty for the period and to the extent of the warranty, and other defects for a period of one
(1) year after Architect's notice of Substantial Completion. In no event, however, shall Landlord be responsible for defects which occurred during such one year warranty period unless written notice thereof is provided from Tenant to Landlord within the applicable periods of limitation set forth in Section 312 et seq., including without limitation Sections 337.1 and 337.15, of the California Code of Civil Procedure.

    8.   Completion of Tenant Improvements and Commencement Date.

         (a) Landlord shall use its best efforts to complete construction of the Tenant Improvements and deliver possession of the Premises to Tenant on October 1, 1989 (the "Scheduled Commencement Date"). The Tenant Improvements shall not be deemed complete unless (i) the Architect certifies their substantial completion in accordance with the Tenant Improvement Plans (except for minor "punchlist" items which do not affect Tenant's use or occupancy of the Demised Premises, except for the installation of furniture, fixtures, the emergency generator, and other equipment which is the responsibility of Tenant to install, and telephone and utility hookups), (ii) Landlord has obtained a final inspection from the City for the Demised Premises (unless the final inspection is withheld because of delays in the installation of furniture, fixtures, the emergency generator, and other equipment which is the responsibility of Tenant to install, and telephone and utility hookups), and
(iii) Landlord has given Tenant thirty (30) days advance notice of the actual commencement date ("Actual Commencement Date"), whether or not the Actual Commencement Date is the Scheduled Commencement Date. Upon Tenant's receipt of Landlord's written notice of the Actual Commencement Date and during the thirty
(30) day period of time thereafter, Tenant shall be entitled to enter the Demised Premises to install the equipment and fixtures which are critical to Tenant's operation on the Demised Premises. Tenant's entry upon the Demised Premises shall not advance the Actual Commencement Date or any obligation under the Lease provided, however, Tenant shall obtain the insurance required of Tenant under the Lease and shall pay the cost of repairing any damage to the Building or Tenant Improvements or other injuries or damages which may be caused by Tenant's entry upon the Premises and shall hold Landlord harmless therefrom. Any delay in the Actual Commencement Date which may result from Tenant's interference with the completion of the Tenant Improvements during such period of time shall be deemed a Tenant Delay. Landlord shall first notify Tenant of the Actual Commencement Date no later than September 1, 1989. In the event the Demised Premises are not ready for occupancy by the Scheduled Commencement Date, Landlord shall provide Tenant with written notice at least every ten (10) days thereafter of the estimated Actual Commencement Date. Landlord shall obtain from the City of San Diego a certificate of occupancy for Tenant's occupancy of the Demised Premises as soon as possible after the substantial completion of the Tenant Improvements.

         (b) Within five (5) days prior to the Actual Commencement Date, Landlord, Tenant and Architect shall inspect the Premises for punch list ("Punch List") items which require Landlord's correction or repair. The Punch List shall include only those items which Architect certifies do not adversely affect Tenant's use or operation upon the Premises and which can be corrected or repaired within thirty (30) days. In the event Landlord, Tenant and Architect identify items which Architect does not certify as Punch List items, the Actual Commencement Date shall be delayed until all such items are corrected and repaired and such delay shall be deemed a Landlord Delay.

    9.   Failure of Commencement Date.

         (a) In the event the Scheduled Commencement Date or estimated Actual Commencement Date is delayed as a result of a Tenant Delay or event of Force Majeure, Tenant shall assume any resulting cost and expense to Tenant for each day of and which directly results from such Tenant Delay.

         (b) In the event the Scheduled Commencement Date or estimated Actual Commencement Date is delayed for any reason other than a Tenant Delay, Landlord acknowledges that Tenant shall incur substantial damages which are now difficult to ascertain but which will escalate on a daily basis until the Demised Premises are completed and ready for Tenant's use and occupancy. Landlord further acknowledges and understands that Landlord's agreement to compensate Tenant for such damages as a result thereof is a material consideration to Tenant's execution of the Lease and this Agreement. Landlord therefore expressly agrees to pay the Tenant the following amounts if Landlord fails to complete the Tenant Improvements on or before the Scheduled Commencement Date and such failure is not the result of a Tenant Delay or an event of Force Majeure:

              (i) In the event Landlord does not complete the Tenant Improvements on or before the Scheduled Commencement Date, Landlord shall pay tenant the sum of three thousand three hundred thirty-three Dollars ($3,333.00) per day, commencing October 1, 1989, until the earlier of October 31, 1989, or the completion of the Tenant Improvements;

              (ii) In the event Landlord does not complete the Tenant Improvements before November 1, 1989, Landlord shall, in addition to the previous payments made under Subparagraph (i) above, pay Tenant an additional sum of Two Hundred Thousand Dollars ($200,000) on November 1, 1989;

              (iii) In the event Landlord does not complete the Tenant Improvements before December 1, 1989, Landlord shall in addition to the previous payments made under Subparagraphs (i) and (ii) above, pay Tenant the sum of Three Thousand Three Hundred Thirty-three Dollars ($3,333.00) per day commencing December 1, 1989, until the Tenant Improvements are completed or March 1, 1990, whichever first occurs; provided, however, in the event Landlord fails to complete the Tenant Improvements before March 1, 1990, for any reason, including Force Majeure, Tenant may elect to terminate the Lease and this Agreement with no further liability, and Landlord shall return to Tenant all Prepaid Rent and funds spent by Tenant for tenant improvements in excess of the Tenant Allowance.

         THE PARTIES AGREE THAT TENANT'S ACTUAL DAMAGES IN THE EVENT OF DELAY IN THE COMPLETION OF THE TENANT IMPROVEMENTS WOULD BE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN. THEREFORE, AS EVIDENCED BY THEIR RESPECTIVE INITIALS BELOW, LANDLORD AND TENANT AGREE THAT THE AMOUNTS SET FORTH ABOVE HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THEIR BEST ESTIMATE OF TENANT'S DAMAGES IN THE EVENT OF DELAY IN THE COMPLETION OF THE TENANT IMPROVEMENTS. Landlord's initials. /INITIALS/ Tenant's initials: /INITIALS/.

    10.   Force Majeure.

         In the event of any prevention, delay or stoppage of work or any other obligation to be performed by Landlord or Tenant hereunder which is due to strikes, labor disputes, inability to obtain labor or materials, acts of God, fire or other casualty ("Force Majeure"), either Landlord or Tenant, whichever party is obligated to perform hereunder, shall be excused from performance of the work or obligation by that party for a period equal to the duration of that preventation, delay or stoppage. For purposes of this Agreement, Force Majeure shall be deemed to include any period of time after May 27, 1989, that it takes to obtain the necessary building permits, provided such failure is not due to a Landlord Delay or matters within Landlord's reasonable control, or to inclusion of matters other than the Tenant Improvements in the plans submitted to the City on February 17, 1989.

    11.   Notices.

All notices required or permitted hereunder must be in writing and may be given by personal delivery or telefax transmission at the addresses set forth below for each party.

Landlord:         Nexus Centre/Torrey Pines
                  c/o Nexus Development Corporation
                   - Southern Division
                  9373 Towne Center Drive, Suite 200
                  San Diego, California 92121


Tenant:           Gemini Science, Inc.
                  3333 North Torrey Pines Court, Suite 120
                  La Jolla, California 92037
                  Attn:    Mr. Toshihiko Maruoka

                  With copy which shall not constitute notice hereunder to:

                  Gemini Science, Inc.
                  600 3rd Avenue, 21st Floor (Kirin USA)
                  New York, New York 10016
                  Attn:    Mr. Yoshinari Kumagai

                  Pettit & Martin
                  355 So. Grand Avenue, 33rd Floor
                  Los Angeles, California 90071
                  Attention: Joel S. Marcus, Esq.

Architect:        Kornberg & Associates
                  2214 Via aprilia
                  Del Mar, California 92014
                  Attention:  Ken Edrington

         The notice shall be deemed to have been given on the day of the personal delivery or telefax transmission. Either party may specify a different address for notice purposes by written notice to the other.

    12.  Defined Terms.

         All terms with an initial capitalized letter herein shall have the same definition as set forth in the Lease unless otherwise defined herein.

         IN WITNESS WHEREOF, this Work Letter Agreement has been executed as of the date first above written.


                                       LANDLORD:

                                       NEXUS CENTRE/TORREY PINES
                                       A California Limited Partnership

                                       By Nexus Development Corporation
                                        - Southern Division
                                       A California Corporation
                                       General Partner


                                       By:  MICHAEL J. REIDY
                                          ---------------------------------
                                          Michael J. Reidy, President



                                       TENANT:

                                       GEMINI SCIENCE, INC.
                                       A California Corporation


                                       By:  KOICHIRO ARAMAKI
                                          --------------------------------
                                          Koichiro Aramaki, President

               [THE AMERICAN INSTITUTE OF ARCHITECTS LETTERHEAD]


                                                       NEXUS PROJECT NO. 85TI16


-------------------------------------------------------------------------------
                               AIA Document B151
                         Abbreviated Form of Agreement
                          Between Owner and Architect

                   for Construction Projects of Limited Scope

                                  1987 EDITION

       THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH
   AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.
-------------------------------------------------------------------------------
AGREEMENT
made as of the 1st day of December in the year of Nineteen Hundred and Eighty-eight

BETWEEN the Owner:      NEXUS CONSTRUCTION CO., INC.
(Name and address)      9373 Towne Centre Drive, Suite 200
                        San Diego, CA 92121
                        (Agent for NEXUS CENTRE/TORREY PINES ASSOCIATES)


and the Architect:      KORNBERG ASSOCIATES
(Name and address)      2214 Via Aprilia
                        Del Mar, CA 92014



For the following Project:
(Include detailed description of Project, location, address and scope.)
The Design, Construction Documents, and Construction Administration of 24,707 usable square feet of B-2 occupancy interior development for La Jolla Institute for Allergy and Immunology and associated mechanical, site and core improvements (as described in attachment A) at Building 2 Nexus Centre/Torrey Pines, La Jolla, California.


The Owner and Architect agree as set forth below.

-------------------------------------------------------------------------------
Copyright 1974, 1978 (C) 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

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AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006      B151-1987  1
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                                                                     EXHIBIT A

         TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                                   ARTICLE 1
                          ARCHITECT'S RESPONSIBILITIES

1.1     ARCHITECT'S SERVICES

1.1.1 The Architect's services consist of those services performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3, of this Agreement and any other services included in Article
12.

1.1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work.

1.1.3 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.


                                   ARTICLE 2
                      SCOPE OF ARCHITECT'S BASIC SERVICES

2.1     DEFINITION

2.1.1. The Architect's Basic Services consist of those described under the three phases identified below, any other services identified in Article 12, and include normal structural, mechanical and electrical engineering services.

2.2     DESIGN PHASE

2.2.1 The Architect shall review with the Owner alternative approaches to design and construction of the Projects.

2.2.2 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Design Documents consisting of drawings and other documents appropriate for the Project, and shall submit to the Owner a preliminary estimate of Construction
Cost.

2.3     CONSTRUCTION DOCUMENTS PHASE

2.3.1 Based on the approved Design Documents, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project and shall advise the Owner of any adjustments to previous preliminary estimates of Construction Cost.

2.3.2 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.3.3 Unless provided in Article 12, the Architect, following the Owner's approval of the Construction Documents and of the latest preliminary estimate of Construction Cost, shall assist the Owner in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction.

2.4     CONSTRUCTION PHASE--ADMINISTRATION
        OF THE CONSTRUCTION CONTRACT

2.4.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of issuance to the Owner of the final Certificate for Payment of 60 days after the date of Substantial
Completion of the Work, unless extended under the terms of Subparagraph 10.???

2.4.2 The Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General
Conditions of the Contract for Construction, current as of the date of this Agreement.

2.4.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent shall not be unreasonably withheld.

2.4.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractor is due and (2) as an Additional Service at the Owner's direction from time to time during the correction period described in the Contract for Construction.

2.4.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract
Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to chick the quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work. (More extensive site representation may be agreed to as an Additional Service, as described in Paragraph 3.2.)

2.4.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility under the Contract for Construction. The Architect shall not be responsible for the Contractor's schedules or failure to carry out the Work in accordance with the Contract
Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

2.4.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.4.8 Based on the Architect's observations and evaluations of the Contractor's
Applications for Payment, the Architect shall review and certify the amounts due the Contractor.

2.4.9 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.4.5 and on the


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AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987    B151-1987  2
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
data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.4.10 The Architect shall have authority to reject Work which does not conform to the Contract Documents and will have authority to require additional inspection or testing of the Work whenever, in the Architect's reasonable opinion, it is necessary or advisable for the implementation of the intent of the Contract Documents.

2.4.11 The Architect shall review and approve or take other appropriate action upon Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The
Architect's action shall be taken with such reasonable promptness as to cause no delay. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.4.12  The Architect shall prepare Change Orders and Construction Change
Directives, with supporting documentation and data if authorized or confirmed in writing by the Owner as provided in Paragraphs 3.1 and 3.3, for the owner's approval and execution in accordance with the Contract Documents, and may authorize minor changes in the Work not involving an adjustment in the Contract
Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents.

2.4.13 The Architect shall conduct inspections to determine the dates of Substantial Completion and final completion and shall issue a final Certificate for Payment.

2.4.14 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

                                   ARTICLE 3
                                   ---------
                              ADDITIONAL SERVICES

3.1 Additional Services shall be provided if authorized or confirmed in writing by the Owner or if included in Article 12, and they shall be paid for by the Owner as provided in this Agreement. Such Additional Services shall include, in addition to those described in Paragraphs 3.2 and 3.3, budget analysis, financial feasibility studies, planning surveys, environmental studies, measured drawings of existing conditions, coordination of separate contractors or independent consultants, coordination of construction or project managers, detailed Construction Cost estimates, quantity surveys, interior design, planning of tenant or rental spaces, inventories of materials or equipment, preparation of record drawings, and any other services not otherwise included in this Agreement under Basic Services or not customarily furnished in accordance with generally accepted architectural practice.

3.2 If more extensive representation at the site than is described in Subparagraph 2.4.5 is required, such additional project representation shall be provided and paid for as set forth in Articles 11 and 12.

3.3  As an Additional Service in connection with Change Orders and Construction
Change Directives, the Architect shall prepare Drawings, Specifications and other documentation and data, evaluate Contractor's proposals, and provide any other services made necessary by such Change Orders and Construction Change
Directives.

                                   ARTICLE 4
                                   ---------
                            OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information, including a program which shall set forth the Owner's objectives, schedule, constraints, budget with reasonable contingencies, and criteria.

4.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, a written legal description of the site and the services of geotechnical engineers or other consultants when such services are requested by the Architect.

4.3 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract
Documents.

4.4 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by the Owner.

4.5 The foregoing services, information, surveys and reports shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.6 Prompt written notice shall be given by the Owner to the Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.7 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution.

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                AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987
3  B151-1987    THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

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
                                   ARTICLE 5

                               CONSTRUCTION COST

5.1     DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Article 4.

5.2     RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 It is recognized that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget, unless a fixed limit has been agreed upon in writing and signed by the parties hereto. Fixed limits, if any, shall be increased in the amount of an increase in the Contract Sum occurring after execution of the Contract for Construction.

5.2.3 Any Project budget or fixed limit of Construction Cost may be adjusted to reflect changes in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4 If a fixed limit of Construction Cost is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

        .1      give written approval of an increase in such fixed limit;

        .2 authorize rebidding or renegotiating of the Project within a reasonable time;

        .3 if the Project is abandoned, terminate in accordance with Paragraph 8.3; or

        .4 cooperate in revising the Project scope and quality as required to reduce the Construction Cost.

5.2.4 If the Owner chooses to proceed under Clause 5.2.4.4, the Architect, without additional charge, shall modify the Contract Documents as necessary to comply with the fixed limit, if established as a condition of this Agreement.
The modification of Contract Documents shall be the limit of the Architect's responsibility arising out of the establishment of a fixed limit. The
Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.


                                   ARTICLE 6

                          USE OF ARCHITECT'S DRAWINGS,
                       SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project, and the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's Drawings, Specifications and other documents for information and reference in connection with the Owner's use and occupancy of the Project. The Architect's Drawings, Specifications or other documents shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, unless the Architect is adjudged to be in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.


                                   ARTICLE 7
                                  ARBITRATION

7.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

7.2 In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

7.3 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon in accordance with applicable law in any court having jurisdiction thereof.


                                   ARTICLE 8
                     TERMINATION, SUSPENSION OR ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party


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
fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, the Architect may terminate this Agreement by giving written notice.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses.

8.7 Termination Expenses are in addition to compensation for Basic and Additional Services, and include expenses which are directly attributable to termination.


                                   ARTICLE 9
                                   ---------
                            MISCELLANEOUS PROVISIONS

9.1 Unless otherwise provided, this Agreement shall be governed by the law of the principal place of business of the Architect.

9.2     Terms in this Agreement shall have the same meaning as those in AIA
Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 The Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials of any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.


                                   ARTICLE 10
                                   ----------
                           PAYMENTS TO THE ARCHITECT

10.1    DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2    REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses include expenses incurred by the Architect in the interest of the Project for:

      .1 expense of transportation and living expenses in connection with out-of-town travel authorized by the Owner;

      .2  long-distance communications;

      .3 fees paid for securing approval of authorities having jurisdiction over the Project;

      .4  reproductions;

      .5  postage and handling of Drawings and Specifications;

      .6 expense of overtime work requiring higher than regular rates, if authorized by the Owner;

      .7  renderings and models requested by the Owner;

      .8 expense of additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and Architect's consultants;
          and

      .9  expense of computer-aided design and drafting equipment time when used in connection with the Project.
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                AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987
5  B151-1987    THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

10.3    PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service.

10.3.3  If and to the extent that the time initially established in Subparagraph
11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or (2) if no such bid or proposal is received, the most recent preliminary estimate of Construction Cost or detailed estimate of Construction
Cost for such portions of the Project.

10.4    PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES AND REIMBURSABLE EXPENSES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5    PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of sums withheld from payments to contractors.

                                   ARTICLE 11
                             BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT OF Ten Thousand Dollars ($10,000.00) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2    BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be computed as follows:

[COPY ILLEGIBLE]

Compensation - Stipulated Sum: Two Hundred Fifty-four Thousand Dollars
                               ($254,000.00)

as follows:

                Core and Shell                  $ 67,550.00
                Gemini/LIAI T.I.                 186,450.00
                                                -----------
                TOTAL FEE:                      $254,000.00

11.2.2 Where compensation is based on a stipulated sum or percentage of Construction Cost, progress payments for Basic Services in each phase shall total the following percentages of the total Basic Compensation payable:

(Insert additional __________ as appropriate.)

Design Phase:                                   percent (30%)
Construction Documents Phase:                   percent (50%)
Construction Phase:                             percent (20%)
-------------------------------------------------------------
Total Basic Compensation:           one hundred percent(100%)
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AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987      B151-1987       6
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W.,  WASHINGTON, D.C. 20006

11.3    COMPENSATION FOR ADDITIONAL SERVICES

11.3.1  FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES as described in
Paragraph 12, compensation shall be computed as follows:

        On a time and materials basis (see 11.3.2)

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT provided under Article 5 or identified in Article 12, compensation shall be computed as follows:

Two lines of italicized gobbledygook....

        Principal's time at a fixed rate of one hundred dollars ($100.00)/hr.

        Project Architect's time at a fixed rate of eighty-five dollars
        ($85.00)/hr.

        Job Captain's time at a fixed rate of forty-five dollars ($45.00)/hr.

        Draftsman's time at a fixed rate of thirty-five ($35.00)/hr.

        Clerical's time at a fixed rate of thirty-five dollars ($35.00)/hr.

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Article 3 or identified in Article 12 as part of Additional Services, a multiple of one point zero (1.0) times the amounts billed to the Architect for such services.

(Identify specific types of consultants in Article 12, if ????)

11.4    REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of on point one (1.1) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project.

11.5    ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within twelve (12) months of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2.

11.5.2 Payments are due and payable thirty days from the date of the Architect's invoice. Amounts unpaid sixty days after invoice date shall bear interest from the date payment is due at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the principal place of business of the Architect.

(Insert any rate of interest agreed upon.)

(Usury laws and requirements under the Federal Truth in Lending Act, ________________?? and local consumer credit laws and other regulations______________________________?? principal places of business, the location of the Project, _____?? may affect the validity of this provision.
Specific legal advice should be and ______________________?? modifications, and also regarding requirements such as written disclosures of ___________??)

11.5.3 The rates and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

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AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006      B151-1987  7

                                   ARTICLE 12
                                   ----------
                          OTHER CONDITIONS OR SERVICES

[ILLEGIBLE]



This Agreement entered into as of the day and year first written above.

OWNER   NEXUS CONSTRUCTION CO., INC. ARCHITECT

     /s/  WILLIAM G. BUGENHAGAN                  /s/  KENNETH A. KORNBERG
-----------------------------------          -----------------------------------
(Signature)                                  (Signature)

    WILLIAM G. BUGENHAGAN, AIA
    VICE PRESIDENT                              Kenneth A. Kornberg, President
-----------------------------------          -----------------------------------
(Printed name and title)                     (Printed name and title)


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AIA DOCUMENT B151 - ABBREVIATED OWNER-ARCHITECT AGREEMENT - THIRD EDITION - AIA - (C) 1987
THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006      B151-1987  8

                                  ATTACHMENT A

                               SCOPE OF SERVICES:

1.  CORE AND SHELL

    o   Revisions to exterior of shell building

    o   Location of shafts penetrating shell structure

    o Space planning of subterranean structure to house mechanical and electrical equipment

    o Space planning of on-site equipment enclosure, transformer enclosure, and trash enclosure

    o Coordination with Shell Architect for items listed above (Shell Architect shall provide construction documents for items listed above)

    o   Restrooms, lobbies, and tenant corridors

    o   Central Mechanical Plant

    o Building Electrical Main, Subpanels and site lighting connections (Shell Architect shall specify and locate site fixtures)

2.  GEMINI/LIAI TENANT IMPROVEMENT

    o Architectural, mechanical, plumbing, and electrical services necessary to produce the 26,000 SF (plus or minus) tenant improvement for Gemini/LIAI. This excludes the 16,000 SF (plus or minus) future lease space area.

    o   Coordination of and services for Gemini/LIAI provided equipment

                                     NEXUS

                                     G.S.I

                                 FINAL BID LIST

                               November 11, 1988




HVAC

Helm Corporation
ACCO
R & H
Padre Mechanical
University Mechanical


ELECTRICAL

Sorrento Electric
Nutter Electric
Fleet Electrical
Mark Snyder Electric
Bergelectric


PLUMBING

Coast Plumbing
Sherwood Plumbing, Inc.
University Mechanical
Tridimensional Plumbing


FIRE SPRINKLERS

Schmidt Fire Protection Co., Inc.
Arrow Automatic Fire Sprinklers, Inc.
Wormald Fire Systems Southwest

DRYWALL

Tenant Development, Inc.
National Corporate Drywall
San Diego Drywall
Coastal Systems

                                                                  Exhibit B


               Nexus Development Corporation o Southern Division
    9373 Towne Centre Drive, Suite 200, Sen Diego, CA 92121   (619) 587-2100
                      P.O. Box 22040, San Diego, CA 92122

G.S.I. PRELIMINARY BID  LIST
November 11, 1988
Page 2



DOORS

Tenant Development, Inc.
National Corporate Drywall, Inc.


LOCKSETS & PASSAGE SETS

Pacific Builders Hardware, Inc.


CEILINGS

Tenant Development, Inc.
National Corporate Drywall, Inc.
Daryl Griffis Acoustics, Inc.


FLOORCOVERING

Carpet Services, Inc.
Howard's Rug Company
Engineered Flooring Systems


PAINT

General Coatings Corporation
Southern
Ron Nielson


SPECIAL COATINGS

Integrated Coatings & Flooring, Inc.


MILLWORK

Bowser Cabinets & Casework Corporation
California Custom Woodworks
Montbleu
Creative Woodcraft




JRV/jas:B:05C

                                  EXHIBIT "C"


                           [Intentionally Left Blank]

                                  EXHIBIT "D"


                             Rules and Regulations

                                   EXHIBIT D

                             RULES AND REGULATIONS


1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises without prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.


2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connections with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises Tenant shall remove said object.

3.      Intentionally Omitted.

4.      Intentionally Omitted.

5.

6. Except as prohibited by Tenant's security regulations, Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8.      Intentionally Omitted.

9.      Intentionally Omitted.

10.     Intentionally omitted.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12.     Intentionally omitted.

13.     Intentionally omitted.

14.      Intentionally Omitted.

15.      Intentionally Omitted.

16.      Intentionally Omitted.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting frozen the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building or Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Premises or elsewhere.

20.     Intentionally omitted.

21.     Intentionally omitted.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Complex are prohibited, and Tenant shall cooperate to prevent such activities.

23. Landlord reserves the right to exclude or expel from the Premises or the Complex any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Complex.

24. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.     Intentionally omitted.

26.      Intentionally Omitted.

27.      Intentionally Omitted.

28.      Intentionally Omitted.

29.      Intentionally Omitted.

30. Tenant's requirements will be attended to only upon appropriate application to the Complex management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Complex.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises.

33.      Intentionally Omitted.

34.      Intentionally Omitted.

35. The term "Complex" as used in these Rules and Regulations shall mean the same as the term "Project" as used in the Lease.

                                  EXHIBIT "E"

                      Form of Estoppel Letter from Tenants


                                                      _________________, 19_____



     TO: ____________________
         ____________________
         ____________________
         ____________________


     Re: Lease ("Lease") dated March 1, 1989, by and between Nexus
         Centre/Torrey Pines, a California Limited Partnership ("Landlord"), and Gemini Science, Inc., a California corporation ("Tenant"), of approximately 26,383 square feet of space located on the first and second floor of Building No. 2 of Nexus Centre/Torrey Pines, in the City and County of San Diego, California.

Gentlemen:

         The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your purchase of the above-referenced Property or that you are a lender who intends to perfect a security interest in the property, and as an inducement therefor hereby confirms the following:

         1. That it has accepted possession and is in full occupancy of the Demised Premises, that the Lease is in full force and effect, and that Tenant has received no notice of any default of any of its obligations under the Lease and is not in default of any such obligations.

         2. That the improvements and space required to be furnished according to the Lease, including any construction required to be made by the Landlord under the Lease, have been satisfactorily completed by the Landlord in all respects and that the Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.

         3. That the Lease has not been modified, altered or amended and represents the entire agreement of the parties.

         4. That Tenant has accepted the Premises "as is" and there are no off-sets, concessions, counter-claims or credits against rentals, nor have rentals been prepaid or forgiven.

         5. That Tenant has no claim, cause of action or right of setoff against the Landlord, or any defense to payment of any sum or performance of any obligation due under the Lease.

         6. That the rent payable under the Lease is $_______ per month plus additional rent comprised of a complete pass through of Tenant's share of taxes and other operating expenses with respect to the Property and said rentals commenced to accrue on the _____ day of ______________ , 19 . The Lease term commenced on __________________ . There has been no advance payment of rent payable under the Lease. The Lease term expires on _________________ unless extended pursuant to ______________ option(s) to renew for ______ years each, ________ of which have been exercised as of the date hereof. The amount of the security deposit and all other deposits paid to Landlord is $________.

         7. That Tenant has no notice of a prior assignment, hypothecation or pledge of rents under the Lease.

         8. That Tenant agrees to attorn to you and recognize you as Landlord under the Lease upon your purchase of the Property and assumption of the Lease pursuant to its terms, and hereby consents to the assignment of the Lease to you.

         9. That this letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon Tenant and Tenant's heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

         10. That Tenant has not executed or otherwise agreed to any sublease or other rental or occupancy agreements with respect to the Premises.

         11. That Tenant does not claim, and knows of no person or entity claiming, any right to or interest in all or any part of the Premises.

         12. That Tenant does not have a purchase option or renewal option other than as described above with regard to the Premises, nor does Tenant have a right of first refusal to lease any other space in the Property.

         13. That the Tenant has accepted parking in the Project known as ______________________________ without requiring from the Landlord to provide other parking elsewhere.

         14. That the Tenant has no right to cancel or terminate the Lease under the terms thereof or otherwise, except in the case of condemnation or destruction of the entire Premises in accordance with the applicable provisions of the

Lease and except to the extent that applicable California law may permit the termination of a lease by a tenant in the case of certain breaches thereof by the landlord thereunder (but nothing herein shall be deemed to imply that the Tenant has any greater right to terminate the Lease beyond any rights of termination, if any, generally permitted under applicable California Law).

         The above statements are made with the understanding that you will rely on them in connection with the purchase or financing of the Property.


                                   Very truly yours,

                                   -------------------------------------
                                   (Tenant)



                                    By:
                                       ---------------------------------
                                       Its:
                                           -----------------------------

                                  EXHIBIT "F"

                    Acknowledgment of Term Commencement Date


         Pursuant to Section 4.2 of that certain Lease ("Lease") dated March 1, 1989, by and between Nexus Centre/Torrey Pines, a California Limited Partnership ("Landlord"), and Gemini Science, Inc., a California corporation ("Tenant"), of approximately 26,383 square feet of space located on the first and second floor of Building No. 2 of Nexus Centre/Torrey Pines, in the City and County of San Diego, California,

         We hereby acknowledge that the Term Commencement Date of the Lease is _______________ , 19__.

         We hereby acknowledge that the Term Expiration Date of the Lease is ________________ , 19__.


Landlord:                              Tenant:

____________________________           _________________________________


By:_________________________           By:______________________________

   Its:_____________________              Its:__________________________


By:_________________________           By:______________________________

   Its:_____________________              Its:__________________________

                                  EXHIBIT "G"

                            Subordination Agreement

                               GUARANTY OF LEASE

         WHEREAS Nexus Centre/Torrey Pines, a California Limited partnership, hereinafter referred to as "Landlord", and Gemini Science, Inc., a California corporation, hereinafter referred to as "Tenant", are about to execute a Lease dated March 1, 1989, for approximately 26,383 square feet consisting of the entire second floor and a portion of the first floor of Building No. 2 of Nexus Centre-Torrey Pines, North Torrey Pines Road, San Diego, California, and

         WHEREAS, Kirin Brewery Company, Ltd., hereinafter referred to as "Guarantor", has a financial interest in Tenant; and

         WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty of Lease.

         NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby irrevocably guarantees the prompt payment by Tenant of all rent and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant.

         It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, and said Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lease as so changed, modified, altered or assigned.

         This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under said Lease, whether pursuant to the terms thereof or at law or in equity.

         The parties hereto specifically agree and understand that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant, or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the within Lease or at law or in equity.

         Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon Tenant except to the extent required by the terms of the Lease.

         Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant upon written notice to Guarantor that a breach or default has occurred and that it intends to proceed against Guarantor under this Guaranty. Such notice shall be given by first class registered or certified mail, return receipt requested, postage prepaid, and properly addressed to Guarantor at the address set forth below, in which case such notice shall be deemed to have been duly given on the fifth (5th) day following the date such notice is mailed:

         Kirin Brewery Co., Ltd.
         26-1, Jingumae 6-chome
         Shibuya-ku, Tokyo 150
         Japan
         Attn:    Dr. Toru Sasahari
                  General Manager, Pharmaceutical Department

         With copy to:

         Kirin USA
         600 Third Avenue, 21st Floor
         New York, New York 10016
         Attn:    Mr. Yoshinari Kumagai

         Gemini Science, Inc.
         3333 North Torrey Pines Court, Suite 120
         La Jolla, California 92037
         Attn:    Mr. Toshihiko Maruoka

         Pettit & Martin
         Attn:    Joel S. Marcus, Esq.
         355 South Grand Avenue
         Thirty-Third Floor
         Los Angeles, California 90071

         A courtesy copy of the notice or other communication shall be given by telephonic facsimile transmission on the day the notice is mailed. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

         Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations

                                      - 2 -